United States
Securities and Exchange Commission
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
GALECTIN THERAPEUTICS INC.
(Name of Registrant As Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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October 17, 2022
Dear Stockholder:
You are cordially invited to attend the 2022 annual meeting of stockholders (the “2022 Annual Meeting”) of Galectin Therapeutics Inc. The meeting will be held on Thursday, December 1, 2022 at 11:00 a.m., Eastern Standard Time. Due to the continuing travel and other impacts of the coronavirus outbreak (COVID-19), Galectin Therapeutics is conducting the 2022 Annual Meeting via an online-only format. Stockholders will be able to listen, vote, and submit questions from their home or any remote location with internet connectivity. The 2022 Annual Meeting has been designed to provide the same rights to participate as you would have at an in-person meeting. Information on how to participate in this year’s virtual meeting can be found on page 41.
The meeting will be held for the following purposes:
1.	To elect the eleven (11) nominees for director named in the accompanying proxy statement to hold office until the 2023 annual meeting of our stockholders.
2.	To ratify the selection by the Audit Committee of the Board of Directors of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.
3.
To authorize and approve, for purposes of complying with Nasdaq Listing Rule 5635, the issuance of more than 20% of our issued and outstanding shares of common stock in connection with our line of credit provided by Richard E. Uihlein, our Chairman of the Board of Directors. The number of shares to be issued includes a maximum of 20,000,000 common shares in exchange for $60,000,000 for the principal of the line of credit, 1,700,000 of common shares for stock purchase warrants issued in connection with the line of credit, and common shares issuable in exchange for accrued interest on the line of credit.

4.	To vote on a non-binding advisory resolution to approve executive compensation.
5.	To transact such other business as may properly come before the meeting or any adjournments of the 2022 Annual Meeting.
Only holders of the Company’s Common Stock or Series A 12% Convertible Preferred Stock of record as of October 10, 2022 are entitled to notice of and to vote at the 2022 Annual Meeting. These items of business are more fully described in the proxy statement accompanying this letter.
The Company is pleased to save costs and help protect the environment by using the “Notice and Access” method of delivery for its proxy materials. Instead of receiving paper copies of our proxy materials, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 (the “Annual Report”), in the mail, stockholders will receive a Notice Regarding the Availability of Proxy Materials, which provides an internet website address where stockholders can access electronic copies of the proxy materials.
Your vote is very important. Regardless of whether you plan to attend the 2022 Annual Meeting, please promptly vote your shares. You may vote your shares over the internet. If you received a paper copy of a proxy or voting instruction card by mail, you may submit your proxy or voting instruction card for the 2022 Annual Meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided. For specific instructions on how to vote your shares, please refer to the section entitled Questions and Answers About the Annual Meeting and Voting Rights on page 2 of the proxy statement.

In addition, the proxy statement contains other important information about Galectin Therapeutics, including information about the role and responsibilities of our Board of Directors and its committees, information about executive compensation, and information about the beneficial ownership of Galectin Therapeutics’ securities.
Sincerely yours,

Joel Lewis
President and Chief Executive Officer

GALECTIN THERAPEUTICS INC.
4960 Peachtree Industrial Blvd., Suite 240
Norcross, Georgia 30071
NOTICE OF THE 2022 ANNUAL MEETING OF STOCKHOLDERS
Time:	11:00 a.m. Eastern Standard Time on Thursday, December 1, 2022; Online access begins at 10:45 a.m. on December 1, 2022.

Place:	The Annual Meeting will be held virtually via the internet, at www.virtualshareholdermeeting.com/GALT2022.

Items of Business:	1.	To elect the eleven (11) nominees for director named in the proxy statement accompanying this Notice to serve until our 2023 annual meeting of stockholders.

	2.	To ratify the selection by the Audit Committee of the Board of Directors of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

3.
To authorize and approve, for purposes of complying with Nasdaq Listing Rule 5635, the issuance of more than 20% of our issued and outstanding shares of common stock in connection with our line of credit provided by Richard E. Uihlein, our Chairman of the Board of Directors. The number of shares to be issued includes a maximum of 20,000,000 common shares in exchange for $60,000,000 for the principal of the line of credit, 1,700,000 of common shares for stock purchase warrants issued in connection with the line of credit, and common shares issuable in exchange for accrued interest on the line of credit.

	4.	To vote on a non-binding advisory resolution to approve executive compensation.

	5.	To transact such other business as may properly come before the meeting or any adjournments of the 2021 Annual Meeting.

Who Can Vote:	You can vote if you were a stockholder of record of our Common Stock or our Series A 12% Convertible Preferred Stock, as of the close of business on October 10, 2022.

Proxy Materials:
You may access our Annual Report and this Notice and proxy statement at www.proxyvote.com and on our website at www.galectintherapeutics.com . Instructions on how to obtain a paper copies of the proxy materials are on page 0 of this notice.

Date of Mailing:	This Notice, the proxy statement and the form of proxy are first being made available to stockholders on or about October 17, 2022.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE SUBMIT PROMPTLY VOTE YOUR SHARES BY FOLLOWING THE INSTRUCTIONS ON THE NOTICE CARD OR PROXY CARD.
Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting to be Held December 1, 2022.
The Letter to Stockholders, Notice of Meeting, Proxy Statement, and Annual Report on Form 10-K, are available at: www.proxyvote.com
By Order of the Board of Directors

Jack W. Callicutt Chief Financial Officer and Corporate Secretary

Page
PROXY STATEMENT FOR 2022 ANNUAL MEETING OF STOCKHOLDERS To Be Held on December 1, 2022	1
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING	2
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	7
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	9
PROPOSAL NO. 1 ELECTION OF DIRECTORS	10
EXECUTIVE OFFICERS	14
CORPORATE GOVERNANCE	14
DIRECTOR COMPENSATION	22
EXECUTIVE COMPENSATION	24
SUMMARY COMPENSATION TABLE	29
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2021	30
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS	34
FEES PAID TO CHERRY BEKAERT LLP	34
PROPOSAL NO. 3 TO AUTHORIZE AND APPROVE, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635, THE ISSUANCE OF MORE THAN 20% OF OUR ISSUED AND OUTSTANDING SHARES OF COMMON STOCK IN CONNECTION WITH OUR LINE OF CREDIT PROVIDED BY RICHARD E. UIHLEIN, OUR CHAIRMAN OF THE BOARD OF DIRECTORS.	35
PROPOSAL NO. 4 TO VOTE ON A NON-BINDING ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION.	38
PROPOSALS OF STOCKHOLDERS	39
ANNUAL REPORT	40
HOW TO ATTEND THE 2022 ANNUAL MEETING	41

GALECTIN THERAPEUTICS INC.
4960 Peachtree Industrial Blvd., Suite 240
Norcross, Georgia 30071
PROXY STATEMENT
FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on December 1, 2022
This proxy statement contains information about the 2022 annual meeting of stockholders (“2022 Annual Meeting”) of Galectin Therapeutics Inc. (referred to in this proxy statement as “Galectin”, “Galectin Therapeutics”, “the Company”, “we”, “our” or “us”). The 2022 Annual Meeting will be held virtually over the internet on Thursday, December 1, 2022, beginning at 11:00 a.m. Eastern Standard Time, at www.virtualshareholdermeeting.com/GALT2022. Online access begins at 10:45 a.m. on the date of the 2022 Annual Meeting. Due to the continuing travel and other impacts of the coronavirus outbreak (COVID-19), the Company is conducting an online-only format for the 2022 annual meeting. Stockholders will be able to listen, vote, and submit questions from their home or any remote location with internet connectivity. The 2022 Annual Meeting has been designed to provide the same rights to participate as you would have at an in-person meeting. Information on how to participate in this year’s virtual meeting can be found on page 41.
This proxy statement is furnished in connection with the solicitation of proxies by our Board of Directors for use at the 2022 Annual Meeting. All proxies will be voted in accordance with the instructions they contain. If you do not specify your voting instructions on your proxy, it will be voted in accordance with the recommendations of our Board of Directors.
These proxy materials, together with our Annual Report to stockholders on Form 10-K for our 2021 fiscal year, are first being made available to stockholders on or about October 17, 2022 and are also available online at www.proxyvote.com and at www.galectintherapeutics.com. For ease of voting, stockholders are encouraged to vote using the Internet. We encourage you to access and review all of the important information in the proxy materials before voting.
Instructions on How to Attend the 2022 Annual Meeting
This year our annual meeting will be a virtual online-only meeting. There will be no physical meeting location. The meeting will only be conducted via live webcast. To participate in the 2022 Annual Meeting, visit www.virtualshareholdermeeting.com/GALT2022 and enter the 16-digit control number included on your notice of Internet availability of the proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials. You may begin to log into the meeting platform beginning at 10:45 a.m. Eastern Standard Time on December 1, 2022. The meeting will begin promptly at 11:00 a.m. Eastern Standard Time on December 1, 2022.
The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting.
If you want to submit question during the meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/GALT2022, type your question into the “Ask a Question” field, and click “Submit.” Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Questions regarding personal matters, including those related to employment, product or service issues, or suggestions for product innovations, are not pertinent to meeting matters and therefore will not be answered. The 2022 Annual Meeting has been designed to provide the same rights to participate as you would have at an in-person meeting. If you encounter any difficulties accessing the 2022 Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page at www.virtualshareholdermeeting.com/GALT2022.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
Why is the annual meeting held in a virtual, online-only format this year?
We are holding our 2022 annual meeting in a virtual, online-only format this year due to the continuing travel and other impacts of the coronavirus outbreak (COVID-19). We believe that the virtual meeting format will facilitate stockholder attendance and participation at the annual meeting during the COVID-19 pandemic by enabling stockholders to participate remotely from any location.
What is the purpose of the annual meeting?
Our 2022 Annual Meeting will be held for the following purposes:
1.	To elect the eleven nominees named in this proxy statement for director to hold office until the 2023 annual meeting of our stockholders.
2.	To ratify the selection by the Audit Committee of the Board of Directors of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.
3.
To authorize and approve, for purposes of complying with Nasdaq Listing Rule 5635, the issuance of more than 20% of our issued and outstanding shares of common stock in connection with our line of credit provided by Richard E. Uihlein, our Chairman of the Board of Directors. The number of shares to be issued includes a maximum of 20,000,000 common shares in exchange for $60,000,000 for the principal of the line of credit, 1,700,000 of common shares for stock purchase warrants issued in connection with the line of credit, and common shares issuable in exchange for accrued interest on the line of credit.

4.	To vote on a non-binding advisory resolution to approve executive compensation.
5.	To transact such other business as may properly come before the meeting or any adjournments of the 2021 Annual Meeting.
Who can vote?
You may vote if you were a stockholder of Galectin Therapeutics as of the close of business on the record date, October 10, 2022. Shares outstanding on the record date are the following:
•	59,426,005 shares of common stock, par value $0.001 per share (“Common Stock”)
•	1,260,000 shares of Series A 12% Convertible Preferred Stock, par value $0.01 per share (“Series A Preferred Stock”).
The shares of Series A Preferred Stock vote on an as-converted basis with the shares of Common Stock. The shares of our Series C Super Dividend Convertible Preferred Stock, par value $0.01 per share (“Series C Preferred Stock”) do not have voting rights prior to conversion to Common Stock. The shares of the Series A Preferred Stock and the Series C Preferred Stock are hereafter referred to as the “Preferred Stock”.
How many votes do I have?
Each share of our Common Stock that you own on the record date entitles you to one vote on each matter subject to a vote. Each share of Series A Preferred Stock that you own on the record date entitles you to one-sixth vote (i.e. six shares of Series A Preferred Stock equals one vote) on each matter that is submitted to a vote of holders of our Common Stock.
Directors and executive officers of Galectin Therapeutics own or control the voting of 16,845,479 shares of Common Stock or the common equivalent of voting Preferred Stock, representing approximately 28% of the total outstanding voting shares at the record date. We expect all of these shares will be voted FOR all of the proposals as described in this proxy statement.

How do I vote?
If you are the record holder of your shares, meaning that you own your shares in your own name and not through a bank or brokerage firm, you may vote as follows:
1.
You may vote by mail. You may vote by completing and signing the proxy card enclosed with this proxy statement (or by requesting a paper copy of the materials if you only received an electronic version) and promptly mailing it in the enclosed postage-prepaid envelope. You do not need to put a stamp on the enclosed envelope if you mail it from the United States. The shares you own will be voted according to your instructions on the proxy card you mail. If you return the proxy card, but do not give any instructions on a particular matter described in this proxy statement, the shares you own will be voted in accordance with the recommendations of our Board of Directors.

2.
You may vote by Internet prior to the 2022 Annual Meeting. You may vote over the Internet as instructed on the proxy card enclosed with this proxy statement and accessing www.proxyvote.com. The shares you own will be voted according to your instructions on the proxy card submitted electronically. If you return the proxy card, but do not give any instructions on a particular matter described in this proxy statement, the shares you own will be voted in accordance with the recommendations of our Board of Directors.

3.
You may vote during the 2022 Annual Meeting. If you attend the 2022 Annual Meeting virtually by visiting www.virtualshareholdermeeting.com/GALT2022 at 11:00 a.m. Eastern Standard Time on December 1, 2022, you may vote during the 2022 Annual Meeting. You will need the 16-digit control number included on your notice of Internet availability of the proxy materials, on your proxy card or on the instructions that accompanied your proxy materials.

How does the Board of Directors recommend that I vote on the proposals?
The Board of Directors recommends that you vote:
FOR the election of each of the eleven nominees to serve as directors on the Board of Directors until our 2023 annual meeting of stockholders.
FOR the ratification of the selection of Cherry Bekaert LLP, as our independent registered public accounting firm for the 2022 fiscal year.
FOR, authorizing and approving, for purposes of complying with Nasdaq Listing Rule 5635, the issuance of more than 20% of our issued and outstanding shares of common stock in connection with our line of credit provided by Richard E. Uihlein, our Chairman of the Board of Directors. The number of shares to be issued includes a maximum of 20,000,000 common shares in exchange for $60,000,000 for the principal of the line of credit, 1,700,000 of common shares for stock purchase warrants issued in connection with the line of credit, and common shares issuable in exchange for accrued interest on the line of credit.
FOR approving, on a non-binding basis, executive compensation.
Is my vote important?
Your vote is important no matter how many shares you own. Please take the time to vote. Take a moment to read the instructions in this proxy statement. Choose the way to vote that is the easiest and most convenient for you and cast your vote as soon as possible.
What if I return a proxy card but do not make specific choices?
Any proxy card returned without directions given will be voted (1) “FOR” the election of the nominees presented in this proxy statement to the Board of Directors, (2) “FOR” the ratification of the appointment of Cherry Bekaert LLP as our independent registered public accounting firm to audit the financial statements for our 2022 fiscal year, (3) “FOR” authorizing and approving, for purposes of complying with Nasdaq Listing Rule 5635, the issuance of more than 20% of our issued and outstanding shares of common stock in connection with our line of credit provided by Richard E. Uihlein, our Chairman of the Board of Directors, (4) “FOR” approving on a non-binding basis, executive compensation, and (5) as to any other business that may come before the 2022 Annual Meeting, in accordance with the judgment of the person or persons named in the proxy.

Will my shares be voted if I do not provide my proxy?
Your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority to vote shares for which their customers do not provide voting instructions on certain “routine” matters.
The proposals relating to the election of directors, approval of shares of common stock upon conversion, exchange or otherwise to Richard E. Uihlein and approval, on a non-binding basis, executive compensation are not considered “routine” under applicable rules. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on this proposal. This is called a “broker non-vote.”
The proposal to ratify the selection of Cherry Bekaert LLP as our independent auditor for fiscal year 2022, is considered a routine matter for which brokerage firms may (or may not) vote shares for which they have not received voting instructions. In recent years, several large brokerage firms, such as Charles Schwab and TD Ameritrade have announced that they have eliminated discretionary voting for even “routine” matters. Therefore, if you hold your shares through such brokerage firms, then your shares might not be voted, even for “routine” matters if you do not give voting instruction to your broker. Therefore, we urge every shareholder to vote their shares
Can I change my vote after I have mailed my proxy card or after I have voted my shares?
Yes. You can change your vote and revoke your proxy at any time before the polls close at the meeting by doing any one of the following things:
•	signing another proxy with a later date;
•
giving our Corporate Secretary, Jack W. Callicutt, written notice to that effect. He may be contacted at 4960 Peachtree Industrial Blvd., Suite 240, Norcross, GA 30071; telephone: 678-620-3186; e-mail: callicutt@galectintherapeutics.com;

•	voting again prior to the time at which the Internet voting facilities close by following the procedures applicable to that method of voting, as directed on the enclosed proxy card; or
•	attending the 2022 Annual Meeting virtually via the Internet and voting during the meeting.
How can I access the proxy materials over the internet?
You may view and also download our proxy materials, including the 2021 Annual Report, our Form 10-K for the year ended December 31, 2021, and the Notice by accessing www.proxyvote.com and on our website at www.galectintherapeutics.com
Who pays for the solicitation of Proxies?
The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors. Our officers, directors and employees may solicit proxies but will not be additionally compensated for such activities. We are also working with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such institutions and persons. We will reimburse their reasonable expenses.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least one-third of the outstanding shares entitled to vote are represented by stockholders present at the meeting or by proxy. On the record date, there were 59,605,805 shares of Common Stock outstanding or deemed outstanding based on voting rights of Series A Preferred Stock on an as-converted basis. Thus, 19,868,602 shares must be represented by stockholders present at the meeting or by proxy to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

What vote is required for each item to pass?
Election of Directors. Directors are elected by a plurality of the votes cast by the holders of shares entitled to vote in the election. There are eleven nominees and eleven positions to be filled; this means that the eleven individuals receiving the most votes will be elected. Abstentions and broker non-votes will not be relevant to the outcome, but abstentions and votes “withheld” are counted for the purpose of establishing a quorum.
Ratification of independent registered public accounting firm. The votes cast “for” must exceed the votes cast “against” in order to ratify the selection of Cherry Bekaert LLP, as our independent registered public accounting firm. Abstentions will be counted for the purpose of establishing a quorum but will not be relevant to the outcome.
Approval of the Issuance of Shares to Richard E. Uihlein. The votes cast “for” must exceed the votes cast “against” in order to order to approve, for purposes of complying with Nasdaq Listing Rule 5635, the issuance of more than 20% of our issued and outstanding shares of common stock in connection with our line of credit provided by Richard E. Uihlein, our Chairman of the Board of Directors. The number of shares to be issued includes a maximum of 20,000,000 common shares in exchange for $60,000,000 for the principal of the line of credit, 1,700,000 of common shares for stock purchase warrants issued in connection with the line of credit, and common shares issuable in exchange for accrued interest on the line of credit. Abstentions will be counted for the purpose of establishing a quorum but will not be relevant to the outcome.
Approval of Say on Pay. The votes cast “for” must exceed the votes cast “against” in order to approve, on a non-binding basis, executive compensation. Abstentions will be counted for the purpose of establishing a quorum but will not be relevant to the outcome.
The proposals relating to the election of directors, approval of shares of common stock upon conversion, exchange or otherwise to Richard E. Uihlein, and approval, on a non-binding basis, executive compensation are not considered “routine” under applicable rules. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on this proposal. This is called a “broker non-vote.”
If your shares are held in street name and you do not provide voting instructions to your broker, bank or other nominee, your broker is entitled to vote your shares with respect to the proposals to ratify the selection of Cherry Bekaert LLP as our independent auditor for fiscal year 2022, because these proposals are considered routine matters for which brokerage firms may (or may not) vote shares for which they have not received voting instructions. In recent years, several large brokerage firms, such as Charles Schwab and TD Ameritrade have announced that they have eliminated discretionary voting for even “routine” matters. Therefore, we urge every shareholder to vote their shares.
What is “householding”?
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process is called “householding.” This reduces the volume of duplicate information received at your household and helps to reduce costs. We may household your materials based on your prior express or implied consent. A number of brokerage firms have instituted householding. Once a stockholder has received notice from his or her broker that the broker will be householding communications to the stockholder’s address, householding will continue until the stockholder is notified otherwise or until one or more of the stockholders revokes his or her consent.
If you would like to receive your own set of our proxy statement and related materials now or in the future, or if you share an address with another Galectin Therapeutics stockholder and together both of you would like to receive only a single set of our proxy materials in the future, please contact your broker (if you hold your shares in “street name”). Be sure to indicate your name, the name of your brokerage firm or bank, and your account number(s). You can also request prompt delivery of a copy of the proxy statement and related materials by contacting our Corporate Secretary at Galectin Therapeutics, 4960 Peachtree Industrial Blvd., Suite 240, Norcross, GA 30071, Attention: Corporate Secretary; telephone: 678-620-3186; e-mail: callicutt@galectintherapeutics.com.

How and when may I submit a stockholder proposal for next year’s annual meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing to our Corporate Secretary at 4960 Peachtree Industrial Blvd., Suite 240, Norcross, GA 30071. With respect to proposals made pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”), the proposal must be received by our Corporate Secretary by June 19, 2023 for inclusion in our proxy statement and form of proxy. In addition, all stockholder proposals submitted outside of the stockholder proposal rules promulgated pursuant to Rule 14a-8 under the Exchange Act, including nominations of director candidates, must be received by our Corporate Secretary by no later than September 2, 2023 nor earlier than August 3, 2023, in order to be considered timely.
Notwithstanding the foregoing, if the date of the 2023 annual meeting of stockholders is scheduled to take place on a date that is more than 30 calendar days from the one year anniversary of the 2022 Annual Meeting of Stockholders, then we will promptly disclose, by filing a current report on Form 8-K, the date by which a nominating stockholder or nominating-stockholder group must submit a proposal to us (i) pursuant to Rule 14a-8 promulgated under the Exchange Act or (ii) outside of the stockholder proposal rules promulgated pursuant to Rule 14a-8 under the Exchange Act, including nominations of director candidates.
You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.
Where can I find the voting results?
We will report the voting results on Form 8-K within four business days after the end of our 2022 Annual Meeting of stockholders. If final voting results are not available to us in time to file a current report on Form 8-K within four business days after the 2022 Annual Meeting, we intend to file a current report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional current report on Form 8-K to publish the final results.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of September 1, 2022, certain information concerning the beneficial ownership of our Common Stock and Series A Preferred Stock by (i) each person known by us to own beneficially five percent (5%) or more of the outstanding shares of each class, (ii) each of our directors, new director nominee and named executive officers, and (iii) all of our executive officers, directors and new director nominee as a group. The table also sets forth, in its final column, the combined voting power of the voting securities on all matters presented to the stockholders for their approval at the 2022 Annual Meeting.
The number of shares beneficially owned by each 5% stockholder, director or executive officer is determined under the rules of the Securities and Exchange Commission, or SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares that the individual or entity has the right to acquire within 60 days after September 1, 2022 through the exercise of any stock option, warrant or other right, or the conversion of any security. Unless otherwise indicated, each person or entity has sole voting and investment power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion in the table below of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.
Name and Address(1)	Shares of Common Stock Beneficially Owned(2)	Percent of Common Stock(3)	Shares of Series A Preferred Stock Beneficially Owned	Percent of Series A Preferred Stock(4)
5% Stockholders
James C. Czirr	12,985,601(5)	19.8%	100,000	7.9%
10X Fund, L.P.(9)	11,901,193(6)	18.3%	—	—
David Smith(8)	—	—	175,000	13.9%
Early Equities LLC(10)	—	—	100,000(8)	7.9%
Richard E. Uihlein(12)	16,884,827(13)	24.7%	—	—
Directors, New Director Nominee and Other Named Executive Officers
Gilbert F. Amelio, Ph.D.	175,614	*	—	—
James C. Czirr	12,985,601(5)	19.8%	100,000	7.9%
Kary Eldred	951,575(14)	1.6%	—	—
Kevin Freeman	967,692(11)	1.6%	—	—
Joel Lewis	965,533	1.6%	—	—
Gilbert S. Omenn, M.D., Ph.D.	300,990	*	50,000	3.8%
Marc Rubin, M.D.	158,146	*	—	—
Elissa J. Schwartz, Ph.D.	41,000	*	—	—
Harold H. Shlevin, Ph.D.	441,706	*	—	—
Richard E. Uihlein	16,884,827(13)	24.7%	—	—
Richard A. Zordani	70,353	*	—	—
Pol F. Boudes, M.D.	170,000	*	—	—
Jack W. Callicutt	368,905	*	—	—
All executive officers and directors as a group (13 persons)	34,481,942(7)	44.7%	150,000	11.7%
*	Less than 1%.
(1)	Except as otherwise indicated, the address for each named person is c/o Galectin Therapeutics Inc., 4960 Peachtree Industrial Blvd., Suite 240, Norcross, GA 30071.

(2)
Includes the following number of shares of our Common Stock issuable upon exercise of outstanding stock options granted to our named executive officers and directors that are exercisable within 60 days after September 1, 2022.

Directors, Nominees and Named Executive Officers	Options Exercisable Within 60 Days
Gilbert F. Amelio, Ph.D.	115,000
James C. Czirr	295,125
Kary Eldred	141,875
Kevin Freeman	219,839
Joel Lewis	365,916
Gilbert S. Omenn, M.D., Ph.D.	218,750
Marc Rubin, M.D.	144,565
Harold Shlevin, Ph.D.	433,000
Richard E. Uihlein	106,362
Pol F. Boudes, M.D.	170,000
Jack Callicutt	364,905
All executive officers and directors as a group	2,655,138
(3)
For each named person and group included in this table, percentage ownership of our Common Stock is calculated by dividing the number of shares of our Common Stock beneficially owned by such person or group by the sum of (i) 59,395,805 shares of our Common Stock outstanding as of September 1, 2022 and (ii) the number of shares of our Common Stock that such person has the right to acquire within 60 days after September 1, 2022.

(4)	Based on 1,260,000 shares of Series A preferred stock outstanding as of September 1, 2022.
(5)
Includes (i) 6,168,940 common shares, and (ii) 5,732,253 common shares issuable upon exercise of warrants, as to which Mr. Czirr, in his capacity as a managing member of 10X Capital Management Fund, LLC, a Florida limited liability company and general partner of 10X Fund (referred to herein as 10X Management) has shared voting and investment power, and disclaims beneficial ownership; also includes 772,616 shares of Common Stock owned by Mr. Czirr, 295,125 shares issuable upon the exercise of vested stock options owned by Mr. Czirr, and 16,667 shares of our Common Stock issuable upon conversion of Series A preferred stock owned by Mr. Czirr.

(6)	Includes (i) 6,168,940 common shares, and (ii) 5,732,253 common shares issuable upon exercise of warrants.
(7)
Includes (i) 5,732,253 common shares issuable upon exercise of warrants and (ii) 6,168,940 common shares owned by 10X Fund, as to which Mr. Czirr has voting and investment control but are counted one time for purposes of this total. For additional information about the beneficial ownership of our capital stock by Mr. Czirr, see note 5.

(8)
Mr. Smith is the manager of Early Equities LLC, a Connecticut limited liability company, and may be deemed to have voting and investment control over, but disclaims beneficial ownership of, the shares of Series A preferred stock.

(9)	Contact: c/o 10X Capital Management, LLC at Davis Gillett Mottern & Sims LLC attn: Bob Mottern 545 Dutch Valley Road, N.E., Suite A, Atlanta, GA 30309.
(10)	Contact: c/o David Smith 34 Shorehaven Road E., Norwalk, CT 06855.
(11)
Includes 567,952 shares of the Company’s Common Stock and warrants for the purchase of 75,432 shares of the Company’s Common Stock managed by Cross Consulting and Services, LLC, a Texas limited liability company, d/b/a Freeman Global Investment Counsel. Mr. Freeman, in his capacity as CEO of Freeman Global Investment Counsel, has voting and investment control over, but disclaims beneficial ownership of, these shares.

(12)	Contact: c/o Uline Corporation, 12575 Uline Drive, Pleasant Prairie, WI 53158
(13)
Includes (i) 7,942,869 shares of common stock, (ii) 3,136,384 common shares issuable upon the exercise of Common Stock purchase warrants, (iii) 5,615,878 common shares issuable upon conversion of notes payable, (iv) 83,334 common shares issuable upon conversion of Series C preferred non-voting stock, and (v) 106,362 common shares issuable upon the exercise of common stock options.

(14)
Includes 44,915 shares of Common Stock and 16,869 Common Stock purchase warrants personally owned by Mr. Eldred, 431,527 shares of Common Stock and 311,964 Common Stock purchase warrants owned by two private foundations over which Mr. Eldred shares management control, and 4,425 shares of Common Stock held in a trust or for a minor child; however, Mr. Eldred disclaims beneficial ownership of the shares and warrants owned by such private foundations or trusts.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our officers and directors, and persons who beneficially own more than ten percent of our Common Stock, to file reports of ownership and changes of ownership of such securities with the SEC. All reports were timely filed during the fiscal year ended December 31, 2021, except for:
Name of Filer	Number of Late Reports	Number of Late Transactions
Gilbert Amelio	1	1
James Czirr / 10X Fund L.P.	5	7
Richard Zordani	1	1
Elissa Schwartz	1	1

PROPOSAL NO. 1
ELECTION OF DIRECTORS
The Nominating and Corporate Governance Committee of our Board of Directors, or “Board”, has nominated eleven members currently serving on our Board, identified below, to be re-elected at the 2022 Annual Meeting to serve until the 2023 annual meeting of stockholders and until their respective successors are elected and qualified. James C. Czirr is being nominated by 10X Fund L.P., pursuant to contractual rights set forth in certain warrants to purchase Common Stock that 10X Fund L.P. holds. Each of the director nominees has agreed to serve on the Board, if elected.
Set forth below is information regarding the nominees, as of December 1, 2022, including their ages, positions with Galectin Therapeutics, recent employment and other directorships.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION TO THE BOARD OF EACH NOMINEE.
The persons who have been nominated for election at the 2022 Annual Meeting to serve on our Board of Directors are named in the table below. Proxies cannot be voted for a greater number of persons than the number of nominees named.
Company Nominees
Name	Age	Director Since
Gilbert F. Amelio, Ph.D.(2)(3)	79	2009
James C. Czirr	68	2009
Kary Eldred(1)	48	2018
Kevin D. Freeman(1)(2)(3)	61	2011
Joel Lewis	52	2017
Gilbert S. Omenn, M.D., Ph.D.(2)	81	2014
Marc Rubin, M.D.(3)	67	2011
Elissa J. Schwartz, Ph.D.	52	2020
Harold H. Shlevin, Ph.D.	73	2019
Richard E. Uihlein, Chairman	77	2017
Richard A. Zordani(1)	50	2020
(1)	Member of audit committee
(2)	Member of compensation committee
(3)	Member of nominating and governance committee
Nominees
Gilbert F. Amelio, Ph.D., a director since February 2009, began his career at Bell Labs in Murray Hill, New Jersey. Since January 1, 2012, Dr. Amelio has provided consulting and advisory services through GFA, LLC, a California limited liability company. He was a Senior Partner of Sienna Ventures (a privately held venture capital firm in Sausalito, California) from April 2001 until the fund closed per plan on December 31, 2011. Dr. Amelio was Chairman and Chief Executive Officer of Jazz Technologies, Inc. (now a wholly owned subsidiary of Tower Semiconductor Ltd., an independent specialty wafer foundry) from August 2005 until his retirement in September 2008 (when he was named Chairman Emeritus). Dr. Amelio was Chairman and Chief Executive Officer of Beneventure Capital, LLC (a full-service venture capital firm in San Francisco, California) from 1999 to 2005 and was Principal of Aircraft Ventures, LLC (a consulting firm in Newport Beach, California) from April 1997 to December 2004. Dr. Amelio was elected a Director of AT&T in February 2001 and had previously served as an Advisory Director of AT&T (then known as SBC Communications Inc.) from April 1997 to February 2001. He served as a Director of Pacific Telesis Group from 1995 until the company was acquired by AT&T in 1997. Prior to 1997, he served as Chairman, President and CEO of National Semiconductor (1991-1996) and Apple Computer (1996-1997). We believe Dr. Amelio’s qualifications to sit on our Board of Directors include his executive leadership and management experience, as well as his extensive experience with global companies, his financial expertise and his years of experience providing strategic advisory services to organizations.

James C. Czirr, is being nominated by 10X Fund L.P., pursuant to contractual rights set forth in certain warrants to purchase Common Stock that 10X Fund L.P. holds. Mr. Czirr has served as a director since February 2009, served as Chairman of the Board from February 2009 until January 2016 and Executive Chairman from February 2010 until January 2016, is a co-founder of 10X Fund, L.P. and is a managing member of 10X Capital Management LLC, the general partner of 10X Fund, L.P. Mr. Czirr was a co-founder of Galectin Therapeutics in July 2000. Mr. Czirr was instrumental in the early-stage development of Safe Science Inc., a developer of anti-cancer drugs; served from 2005 to 2008 as Chief Executive Officer of Minerva Biotechnologies Corporation, a developer of nano particle bio chips to determine the cause of solid tumours. Mr. Czirr is an early stage investor and on the board of directors of Gold Express a private gold mining company with multiple exploration properties in the U.S. Mr. Czirr received a B.B.A. degree from the University of Michigan. We believe that Mr. Czirr is best situated to sit on our Board because he is the director who was a co-founder of the Company and is familiar with our business and industry
Kary Eldred, is a director since 2018 and Chief Investment Officer for the Living Stones Foundation since July 2015 and has been an active private equity investor for many years. In these capacities, he serves and has served on a number of corporate boards of companies with potential for and driving toward initial public offerings and is currently serving as a board member in Buy It Installed (since 2017), Babywise and Wise King Media (since 2015). Kary Eldred also served on the board and audit committee of GCT Semiconductor. From January 2011 through October 2014, Mr. Eldred was CEO & Chairman of Altadona, S.A. a software integration company based in Europe and prior to that was a principal in Parakletos Ventures, an institutional venture capital firm with several investments in companies that went on to be acquired or become publicly listed on different exchanges around the world including the NASDAQ, KOSDAQ and the GEM market. Mr. Eldred has an Executive MBA from IE Business School and a BA in Foreign Service from Baylor University. We believe that Mr. Eldred’s qualifications to sit on our board include his experience serving on boards of several companies and experience in venture capital and private equity investing.
Kevin D. Freeman, a director since May 2011, holds the Chartered Financial Analyst designation and is Chief Executive Officer of Cross Consulting and Services, LLC, an investment advisory and consulting firm founded in 2004. He is also author of a New York Times best-selling book about the stock market and economy and the host of a television program (Economic War Room with Kevin Freeman) that airs on BlazeTV. Formerly he was Chairman of Separate Account Solutions, Inc. and held several offices at Franklin Templeton Investment Services from 1991 to 2000. He holds a B.S. in business administration from University of Tulsa, Tulsa, Oklahoma. We believe Mr. Freeman’s qualifications to sit on our Board of Directors includes his extensive financial expertise and his years of experience providing financial advisory services.
Joel Lewis, a director since 2017, became our President and Chief Executive Officer on September 2, 2020. Previously, he was the Managing Director of Shareholder Services at Uline, Inc. (a distributor of shipping, packaging and industrial supplies), a position he held from 2007 through 2019. Mr. Lewis is a financial executive with over 26 years of experience started his career in public accounting in 1992. Prior to his employment with Uline Inc., Mr. Lewis served as a Tax and Accounting Manager for Century America LLC from 2001 to 2006 and a Tax Manager for Deloitte & Touche from 1998 to 2001. After spending a decade in public accounting where he specialized in both financial reporting and taxation, Mr. Lewis migrated to privately held companies focusing on high-net-worth family businesses. Mr. Lewis has a wide range of expertise including working in a variety of industries and disciplines including taxation, restructuring, acquisition and private equity ventures. Mr. Lewis is a registered CPA in the state of Illinois. He holds a B.S. in Accountancy from the University of Illinois and a Masters in Taxation from DePaul University. We believe that Mr. Lewis’ qualifications to sit on our Board include his business and financial expertise and his service as a board observer on our Board during 2017.
Gilbert S. Omenn, M.D., Ph.D., a director since September 2014, served on the board of directors of Amgen Inc. for 27 years and of Rohm & Haas Company for 22 years. He currently serves on the boards of Oncofusion Therapeutics and MedsynBio LLC of Ann Arbor, MI. Dr. Omenn is the Harold T. Shapiro Distinguished University Professor of Computational Medicine & Bioinformatics, Internal Medicine, Human Genetics, and Public Health and Director of the university-wide Center for Computational Medicine and Bioinformatics at the University of Michigan. Dr. Omenn served as executive vice president for medical affairs and as chief executive officer of the University of Michigan Health System from 1997 to 2002. Prior, he was dean of the School of Public Health and Community Medicine and professor of medicine and a Howard Hughes Medical Institute investigator at the University of Washington and Member of the Fred Hutchinson Cancer Research Center.

Earlier he was Associate Director of the White House Office of Science and Technology Policy and of the Office of Management and Budget. He is the author of 600 research papers and scientific reviews and author/editor of 18 books. Dr. Omenn received his B.A. summa cum laude from Princeton University, M.D. magna cum laude from Harvard Medical School, and Ph.D. in genetics from the University of Washington. We believe Dr. Omenn’s qualifications to sit on our Board of Directors include his extensive executive leadership and management experience in the medical industry and his continuing cutting-edge research.
Marc Rubin, M.D, a director since October 2011 and Chairman of the Board from January 2016 through May 2018, is Executive Chairman of the Board of Directors of Titan Pharmaceuticals, Inc. (TTNP: OTC BB) and served as its President and Chief Executive Officer from October 2007 to January 2009. Until February 2007, Dr. Rubin served as Head of Global Research and Development for Bayer Schering Pharma, as well as a member of the Executive Committee of Bayer Healthcare and the Board of Management of Bayer Schering Pharma. Prior to the merger of Bayer Pharmaceuticals and Schering AG in June 2006, Dr. Rubin was a member of the Executive Board of Schering AG since joining the company in October 2003, as well as Chairman of Schering Berlin Inc. and President of Berlex Pharmaceuticals, a division of Schering AG. From 1990 until August 2003, Dr. Rubin was employed by GlaxoSmithKline where he held positions of responsibility in global clinical and commercial development overseeing programs in the United States, Europe, Asia and Latin America. From 2001 through 2003 at GlaxoSmithKline, he was Senior Vice President of Global Clinical Pharmacology & Discovery Medicine. Dr. Rubin holds an M.D. from Cornell University Medical College and is board certified in internal medicine with subspecialties in medical oncology and infectious diseases. Dr. Rubin is a member of the Board of Directors of Curis Inc. (Nasdaq: CRIS) and formerly served on the Board of Directors of Medarex, Inc., now a subsidiary of Bristol-Myers Squibb Company. We believe Dr. Rubin’s qualifications to sit on our Board of Directors include his extensive executive leadership and management experience in the pharmaceutical industry.
Elissa J. Schwartz, Ph.D., a director appointed by the board in September 2020, is a disease modeler who is currently a professor of biological sciences and mathematics at Washington State University (WSU). She received a PhD in Biomedical Sciences from Mount Sinai–NYU, a BA in Mathematics from UC Berkeley, and interdisciplinary postdoctoral training in Biomathematics and Biostatistics from UCLA. She is also affiliated with the WSU College of Veterinary Medicine in microbiology and pathology, and she is currently on the WSU COVID-19 modeling task force. Dr. Schwartz is the author of over 30 scientific publications on infectious disease, the immune response, and biological modeling. She serves on the Board of Directors for the Society for Mathematical Biology, and she previously served as a consultant for Pharmerit International, LP, a pharmaceutical economics company. Dr. Schwartz has held fellowships with the Mathematical Biosciences Institute (Ohio State University) and the African Institute for Mathematical Sciences (Cape Town, South Africa), and she served on the teaching faculty for courses in British Columbia, India, and Nepal. We believe Dr. Schwartz’ qualifications to sit on our Board of Directors include her extensive expertise in biomathematics and biostatistics in the pharmaceutical industry.
Harold Shlevin, Ph.D., retired from being our President and Chief Executive Officer on September 2, 2020, a position he had held since June 14, 2018; however, Dr. Shlevin has entered into a consulting agreement with the Company which ran through December 31, 2021. Dr. Shlevin previously served as our Chief Operating Officer and Secretary from October 1, 2012. Dr. Shlevin previously had been employed at the Georgia Institute of Technology’s Advanced Technology Development Center as Principle and Manager of bioscience commercialization efforts since November 2009, where he has assisted faculty in identifying technology worthy of commercialization, catalyzed formation of new start-up bioscience companies, and mentored new company management. From October 2008 to November 2009, he served as Head of Operations and Commercial Development for Altea Therapeutics Corporation, an advanced drug delivery company focused on the delivery of therapeutic levels of water-soluble biotherapeutics and small drugs through the skin. At Altea, he was responsible for pharmaceutical research and development, clinical research, regulatory affairs, engineering, clinical and commercial manufacturing, quality assurance, information technology, facility operations and finance. From July 2006 to September 2008, Dr. Shlevin served as the President and Chief Executive Officer of Tikvah Therapeutics, Inc., a start-up pharmaceutical enterprise focused on later-stage development of neuroscience therapeutics. From May 2000 to January 2006, he served as President and CEO of Solvay Pharmaceuticals, Inc. (US). In January 2006, he was promoted to a global senior Vice President role within Solvay Pharmaceuticals, SA and member of the Board of Solvay Pharmaceuticals, SA. Previously, Dr. Shlevin served on the Board of Directors of Cardiome Pharma Corporation (NASDAQ: CRME), now known as Correvio Pharma Corp.

(NASDAQ: CORV) from 2004 to June 2016. He was Chair of the Compensation Committee and member of the Corporate Governance Committee and Audit Committees. We believe Dr. Shlevin’s qualifications to sit on our Board of Directors include his extensive executive leadership and management experience in the pharmaceutical industry.
Richard E. Uihlein, a director since 2017 and Chairman since May 2018, co-founded Uline, Inc. (a leading distributor of shipping, packaging and industrial supplies) in 1980, and has served as its Chief Executive Officer and Chairman since its founding. Prior to founding Uline Inc., Mr. Uihlein was employed at General Bindings Corp., Northbrook, IL from 1967 to 1980. Mr. Uihlein graduated from Stanford University, Palo Alto, CA. with a BA degree in history in 1967. We believe Mr. Uihlein’s qualifications to sit on our Board includes his extensive executive leadership and management experience.
Richard A. Zordani, a director appointed by the board in September 2020, has been the Director of Shareholder Services at Uline, Inc. (a distributor of shipping, packaging and industrial supplies) since 2013. Prior to joining Uline, Mr. Zordani served as a Director and Vice President for Diversified Financial Management Corp. (Pritzker family office) where he advised on complex legal and tax structures for domestic and foreign entities and trusts from 2003 through 2013 and an Audit Manager for Altschuler, Melvoin & Glasser LLP (now RSM McGladrey) from 1996 through 2003. Mr. Zordani received his undergraduate degree from the University of Illinois at Urbana/Champaign and is a Registered CPA in the state of Illinois. We believe that Mr. Zordani’s qualifications to sit on our Board include his business and financial expertise.

EXECUTIVE OFFICERS
Joel Lewis, see above under Nominees.
Jack W. Callicutt, age 54, became our Chief Financial Officer on July 1, 2013. From August 2012 through June 2012, Mr. Callicutt was the Chief Financial Officer of REACH Health, Inc., a telemedicine technology company headquartered in Alpharetta, GA. From April 2010 through August 2012, Mr. Callicutt was the Chief Financial Officer of Vystar Corporation, a publicly traded company that holds proprietary technology to remove antigenic proteins from natural rubber latex. Prior to that Mr. Callicutt was Chief Financial Officer of IVOX, Inc., Tikvah Therapeutics and Corautus Genetics, a publicly traded biotechnology company which was developing gene therapy for treatment of cardiovascular disease. Mr. Callicutt previously spent more than fourteen years in public accounting, most recently as a senior manager at Deloitte, where he specialized in technology companies from 1989 to 2003. Mr. Callicutt is a Certified Public Accountant and graduated with honors from Delta State University with a B.B.A. in accounting and computer information systems.
Pol F. Boudes, M.D., age 65, became the Company’s Chief Medical Officer on March 2, 2020. Prior to joining the Company, Dr. Boudes served as the Chief Medical Officer of CymaBay Therapeutics from March 2014 through October 2019, where he worked on CymaBay’s proprietary NASH compound and was instrumental in inventing and launching programs in rare liver diseases. Prior to his time at CymaBay, Dr. Boudes served as the Chief Medical Officer of Amicus Therapeutics, a company focusing on rare lysosomal storage disorders. Following this experience, Dr. Boudes became a Board member of Protalix BioTherapeutics, a company developing plant cell expressed recombinant proteins with improved therapeutic profiles, notably for lysosomal disorders. Before his time working as a Chief Medical Officer, Dr. Boudes held positions of increased responsibilities in clinical development at Bayer HealthCare Pharmaceuticals, Wyeth Research, Hoffman-La Roche and Pasteur Merieux.
CORPORATE GOVERNANCE
Board of Directors
We believe that good corporate governance is important to ensure that Galectin Therapeutics is managed for the long-term benefit of our stockholders. Our Board of Directors is responsible for establishing our corporate policies and overseeing the management of the Company. Senior management, including our President and Chief Executive Officer, Chief Medical Officer and Chief Financial Officer, are responsible for our day-to-day operations. The Board evaluates our corporate performance and approves, among other things, corporate strategies, objectives, operating plans, significant policies and major commitments of corporate resources. The Board also evaluates and elects our executive officers and determines their compensation.
Committees of the Board
Our Board has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. From time to time, the Board may also create various ad hoc committees for special purposes. The membership during the last fiscal year and the function of each of the Audit, Compensation, and Nominating and Corporate Governance committees are described below. The Board has determined that all of the members of each of the Audit, Compensation, and Nominating and Corporate Governance Committees are independent as defined under the rules of the NASDAQ Stock Market, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act. The charters of each of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee are available on the Company’s website at www.galectintherapeutics.com.
Compensation Committee
The Compensation Committee met once in 2021. Dr. Gilbert S. Omenn (chair), Gilbert F. Amelio, Ph.D. and Kevin F. Freeman are the members of the Compensation Committee. The Committee is responsible for reviewing and recommending compensation policies and programs, management and corporate goals, as well as salary and benefit levels for our executive officers and other significant employees. Its responsibilities include supervision and oversight of the administration of our incentive compensation and stock programs. As such, the Compensation Committee is responsible for administration of grants and awards to directors, officers, employees, consultants and advisors under our equity plan.

Audit Committee
The Audit Committee met 5 times in 2021. The members of this committee are Richard A. Zordani (chair), Kary Eldred and Kevin D. Freeman. The Audit Committee is responsible for oversight of the quality and integrity of the accounting, auditing and reporting practices of Galectin Therapeutics. More specifically, it assists the Board of Directors in fulfilling its oversight responsibilities relating to (i) the quality and integrity of our financial statements, reports and related information provided to stockholders, regulators and others, (ii) our compliance with legal and regulatory requirements, (iii) the qualifications, independence and performance of our independent registered public accounting firm, (iv) the internal control over financial reporting that management and the Board have established, and (v) the audit, accounting and financial reporting processes generally. The Committee is also responsible for review and approval of related-party transactions. The Board has determined that Mr. Zordani is an “audit committee financial expert” within the meaning of SEC rules. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from the Company for, outside legal, accounting or other advisors as it deems necessary to carry out its duties.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee met once in 2021. Gilbert F. Amelio, Ph.D. (chair), Marc Rubin and Kevin Freeman are the members of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become members of the Board, recommending to the Board candidates for election or re-election as directors, and reviewing our governance policies in light of the corporate governance rules of the SEC. Under its charter, the Nominating and Corporate Governance Committee is required to establish and recommend criteria for service as a director, including matters relating to professional skills and experience, Board composition, potential conflicts of interest and manner of consideration of individuals proposed by management or stockholders for nomination. The Nominating and Corporate Governance Committee believes candidates for the Board should have the ability to exercise objectivity and independence in making informed business decisions; extensive knowledge, experience and judgment; the highest integrity; loyalty to the interests of Galectin Therapeutics and its stockholders; a willingness to devote the extensive time necessary to fulfill a director’s duties; the ability to contribute to the diversity of perspectives present in board deliberations, and an appreciation of the role of the corporation in society. The Committee will consider candidates meeting these criteria who are suggested by directors, management, stockholders and other advisers hired to identify and evaluate qualified candidates. This committee also monitors the ethical behavior of our employees, officers and directors.
Board Determination of Director Independence
Our board of directors has reviewed the materiality of any relationship that each of our directors has with the Company, either directly or indirectly. Based upon this review, our board has determined that all of our directors other than Mr. Lewis and Dr. Shlevin are “independent directors” as defined by The NASDAQ Stock Market. Our board of directors also determined that Drs. Amelio, Rubin, and Mr. Freeman, who comprise our nominating and governance committee, all satisfy the independence standards for such committees established by the SEC and the NASDAQ Marketplace Rules, as applicable. With respect to our audit committee, our board of directors has determined that Messrs. Zordani, Freeman and Eldred satisfy the independence standards for such committee established by Rule 10A-3 under the Exchange Act, the SEC and the NASDAQ Marketplace Rules, as applicable. Furthermore, the Nominating and Corporate Governance Committee, with concurrence by the Board, has determined that Mr. Zordani is an “audit committee financial expert” within the meaning of SEC rules. With respect to our compensation committee, our board of directors has determined that Drs. Omenn and Amelio and Mr. Freeman satisfy the independence standards for such committee established by Rule 10C-1 under the Exchange Act, the SEC and the NASDAQ Marketplace Rules, as applicable.
In making such determinations, the board of directors considered the relationships that each such non-employee director or director nominee has with our company and all other facts and circumstances the board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of our directors, our board of directors considered the association of each such non-employee director has with us and all other facts and circumstances our board of directors deemed relevant in determining independence.

Code of Ethics
We have adopted a Code of Ethics that applies to all our directors, officers and employees. The Code of Ethics is publicly available on our website at www.galectintherapeutics.com. Amendments to the Code of Ethics and any grant of a waiver from a provision of the Code of Ethics requiring disclosure under applicable SEC rules will be disclosed on our website.
Hedging Policy
At this time, the Company has not adopted a policy regarding the ability of officers, directors and employees to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities.
Policies with Respect to Transactions with Related Persons
The Nominating and Corporate Governance Committee and the Board have adopted a Code of Ethics, which is available at www.galectintherapeutics.com, that sets forth various policies and procedures intended to promote the ethical behaviour of the Company’s employees, officers and directors. The Code of Ethics describes our policy on conflicts of interest.
The executive officers and the Board are also required to complete a questionnaire on an annual basis that requires them to disclose any related person transactions and potential conflicts of interest. The responses to these questionnaires are reviewed by outside corporate counsel, and, if a transaction is reported by an independent director or executive officer, the questionnaire is submitted to the Chairperson of the Audit Committee for review. If necessary, the Audit Committee will determine whether the relationship is material and will have any effect on the director’s independence. After making such determination, the Audit Committee will report its recommendation on whether the transaction should be approved or ratified by the entire Board.
Certain Relationships and Related Transactions
Except as set forth below, since the beginning of fiscal year 2021, we did not participate in any transactions in which any of the Company Nominees, Series B Directors or Series B Nominees, executive officers, any beneficial owner of more than 5% of our common stock, nor any of their immediate family members, had a direct or indirect material interest.
Our Audit Committee Charter requires that members of the Audit Committee, all of whom are independent directors, conduct an appropriate review of, and be responsible for the oversight of, all related party transactions on an ongoing basis. Except as set forth below, there were no related party transactions during the fiscal year ended December 31, 2020.
On April 16, 2021, the Company and Richard E. Uihlein entered into a debt financing arrangement whereby Mr. Uihlein loaned ten million dollars to Company. In consideration for the loan, the Company issued a convertible promissory note (the “April 2021 Note”) in the principal amount of ten million dollars. The April 2021 Note has maturity date of April 16, 2025 and is convertible into the Company’s common stock at a conversion price equal to $5.00 per share at the option of the noteholder, which was 228% of the closing price of our stock on April 16, 2021. The April 2021 Note bears interest on at the rate of two percent (2%) per annum, compounded annually, and accrues additional interest at a rate of two and one-half percent (2.5%) per quarter (the “Additional Interest”) beginning on the date of issuance of the April 2021 Note and ending on the maturity date, provided however, that such Additional Interest is payable if and only if the noteholder elects to convert the entire balance of the April 2021 Note into the Company’s common stock.
On September 17, 2021, the Company and Richard E. Uihlein entered into an additional debt financing arrangement for $20 million whereby Mr. Uihlein loaned ten million dollars to Company upon signing the agreement with an additional ten million dollar loan to close in December 2021. In consideration for the initial loan, the Company issued a convertible promissory note (the “September 2021 Note”) in the principal amount of ten million dollars. The September 2021 Note has maturity date of September 17, 2025 and is convertible into the Company’s common stock at a conversion price equal to $8.64 per share at the option of the noteholder, which is 228% of the closing price of our stock on September 16, 2021. The September 2021 Note bears interest on at the rate of two percent (2%) per annum, compounded annually, and accrues additional interest at a rate of two and one-half percent (2.5%) per quarter (the “Additional Interest”) beginning on the date of issuance of the September 2021 Note and ending on the maturity date, provided however, that such Additional Interest is payable if and only if the noteholder elects to convert the entire balance of the September 2021 Note into the Company’s common stock. The second additional note for $10 million is expected to close on December 17, 2021. The terms of the second additional note will be the same as for the September 2021 Note, and the conversion price will be the greater of 228% of the closing price of our common stock the day prior to closing or $5.00, whichever is greater.
The Company had a $10 million line of credit (“Line of Credit”) arrangement with Richard E. Uihlein that was entered into in December 2017. The Line of Credit was most recently extended in January 2019 to make one or more borrowings available until December 31, 2021, with repayment due on December 31, 2022. There have been no borrowings under the Line of Credit, and it will be terminated in connection with the December 17, 2021 additional debt financing described above.
On July 25, 2022, the Company and Richard E. Uihlein (the “Lender”) entered into a Line of Credit Letter Agreement (the “Credit Agreement”), pursuant to which the Lender shall provide the Company a line of credit of up to $60.00 million (the “Line of Credit”) to finance the Company’s working capital needs. The Company may draw upon the Line of Credit through July 31, 2024.
Each advance made pursuant to the Credit Agreement shall be evidenced by an unsecured, convertible promissory note (individually, a “Promissory Note,” and collectively, the “Promissory Notes”), and bear interest at the Applicable Federal Rate for short term loans (currently 2.84%), plus two (2%) percent. Principal and interest on the Promissory Notes are due on or before January 31, 2026. Only with the consent of the Lender, may the Promissory Notes be prepaid, in whole or in part, at any time without premium or penalty, but with interest on the amount or amounts prepaid.
At the election of Lender, the principal and accrued interest on Promissory Note(s) may be converted into the number of shares of the Company’s Common Stock equal to the amount of principal and accrued interest on such Promissory Note divided by the price equal to the closing price of the Common Stock on the date of such Promissory Note, but in no event less than $3.00 per share.
In connection with the Credit Agreement, the Company agreed to issue the Lender warrants to purchase up to an aggregate of 1,700,000 shares of the Company’s common stock, par value $0.001 per share (collectively, the “Warrants”). Upon execution of the Credit Agreement, the Company issued the Lender a Warrant to purchase up to 500,000 shares of Company’s Common Stock at an exercise price of $5.00 per share, which Warrant is exercisable upon issuance. Further, pursuant to the Credit Agreement, the Company shall issue to the Lender additional Warrants to purchase up to the remaining 1,200,000 shares of the Company’s common stock, ratably, upon borrowings under the Credit Agreement, with exercise prices equal to 150% of the closing price of the Company’s common Stock on the date of the Promissory Note evidencing such draw, but in no event more than $10.00 per share nor less than $3.00 per share. The Warrants expire on July 31, 2029.
Compensation Committee Interlocks and Insider Participation
None of our executive officers or directors serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee.
Director Nomination Process
The Nominating and Corporate Governance, or Nominating Committee, is responsible for, among other things, selection of candidates for the annual slate of directors other than nominees, if any, nominated by parties that have a contractual right to nominate persons for election. For the 2022 Annual Meeting, 10X Fund L.P., pursuant to its contractual right under warrants that it holds, nominated James C. Czirr, who has been a director since February 2009. Mr. Czirr’s nomination has been accepted by each of the Nominating Committee and the Board.
When identifying and evaluating candidates, the Nominating Committee first determines whether there are any evolving needs of the Board that require an expert in a particular field. The Nominating Committee may retain a third-party search firm to assist it in locating qualified candidates that meet the needs of the Board at that time. The search firm would provide information on a number of candidates, which the Nominating

Committee discusses. The Nominating Committee chair and some or all of the members of the Nominating Committee, and the Chief Executive Officer, will interview potential candidates that the Nominating Committee deems appropriate. If the Nominating Committee determines that a potential candidate meets the needs of the Board, has the qualifications, and meets the independence standards required by NASDAQ rules, it will recommend the nomination of the candidate to the Board. It is the Nominating Committee’s policy to consider director candidates recommended by stockholders, if such recommendations are properly submitted to the Company. Stockholders wishing to recommend persons for consideration by the Nominating Committee as nominees for election to the Board can do so by writing to the Corporate Secretary of Galectin Therapeutics Inc. at 4960 Peachtree Industrial Blvd., Suite 240, Norcross, GA 30071. Recommendations must include the proposed nominee’s name, biographical data and qualifications, as well as a written statement from the proposed nominee consenting to be named and, if nominated and elected, to serve as a director. Recommendations must also follow the Company’s procedures for nomination of directors by stockholders (see the information under the subheadings “Nominating and Corporate Governance Committee” and “Criteria and Diversity”). The Nominating Committee will consider the candidate and the candidate’s qualifications in the same manner in which it evaluates nominees identified by the Nominating Committee. The Nominating Committee may contact the stockholder making the nomination to discuss the qualifications of the candidate and the stockholder’s reasons for making the nomination. The Nominating Committee may then interview the candidate if it deems the candidate to be appropriate. The Nominating Committee may use the services of a third-party search firm to provide additional information about the candidate prior to making a recommendation to the Board.
The Nominating Committee’s nomination process is designed to ensure that the Nominating Committee fulfills its responsibility to recommend candidates who are properly qualified to serve the Company for the benefit of all of its stockholders, consistent with the standards established by the Nominating Committee under our corporate governance principles. The Nominating Committee did not receive any director nominee recommendations from stockholders for the 2022 Annual Meeting.
Communication with the Board
The Board and management encourage communication from our stockholders. Stockholders who wish to communicate with our management should direct their communication to the Corporate Secretary of the Company, 4960 Peachtree Industrial Blvd., Suite 240, Norcross, GA 30071. Stockholders, or other interested parties, who wish to communicate with the non-management directors, or any individual director should direct their communication c/o the Corporate Secretary at the address above. The Secretary will forward communications intended for the Board to the Chairman of the Nominating and Corporate Governance Committee of the Board, currently Dr. Amelio, or, if intended for an individual director, to that director. If multiple communications are received on a similar topic, the Secretary may, in his or her discretion, forward only representative correspondence. Any communications that are abusive, in bad taste or present safety or security concerns may be handled differently.
Board Leadership Structure
Our Board structure, which separates the positions of Chairman and Chief Executive Officer, allows the Chairman to focus on the management of the Board of Directors and the CEO to focus on the management of the Company and the research and clinical trials that it is undertaking. Independent directors and management have different perspectives and roles in strategy development. Our independent directors bring experience, oversight and expertise from outside the Company and industry. The Board believes that the separation of the roles of the Chairman and Chief Executive Officer promotes strategy development and execution, and facilitates information flow between management and the Board, which are essential to effective governance.
Executive Sessions
Pursuant to our corporate governance principles or as required by NASDAQ rules, non-management directors of the Board meet from time to time without the presence of management. The Chairman generally chairs these sessions.
Meeting Attendance
During 2021, there were 7 meetings of the Board. Each currently serving director attended at least 75% of the total meetings of the Board and committees of the Board of which the director was a member, during the time such person was a director. In addition to participation at Board and committee meetings, our directors discharge their responsibilities throughout the year through personal meetings and other communications, including considerable telephone contact with the Chairman and Chief Executive Officer and others regarding matters of interest and concern to the Company.
We do not have a formal policy requiring members of the Board to attend the annual meeting, although all directors are strongly encouraged to attend. At the 2021 annual meeting of stockholders, which was held virtually online, all of the then current board members were present.
Risk Management
The Board has an active role, as a whole and also at the committee level, in overseeing management of our risks. The Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. The Compensation Committee of our Board is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The Audit Committee of our Board oversees management of financial risks. The Nominating and Corporate Governance Committee of our Board manages risks associated with the independence of the Board members and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.
We believe that any risks arising from our policies and programs are not reasonably likely to have a material adverse effect on the Company. Our programs reflect sound risk management practices including:
•	Use of multiple compensation vehicles that provide a balance of long- and short-term incentives with fixed and variable components; and
•
Equity incentive awards that generally vest over several years, so while the potential compensation payable for equity incentive awards is tied directly to appreciation of our stock price, taking excessive risk for a short-term gain is discouraged because it would not maximize the value of equity incentive awards over the long-term.

Criteria and Diversity
In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees (other than the candidate nominated by 10X Fund L.P.), the Nominating and Corporate Governance Committee will apply the criteria set forth in governance guidelines. These criteria include the candidate’s integrity, business acumen, age, experience, commitment, diligence, conflicts of interest and the ability to act in the interests of all stockholders. Our guidelines specify that the value of diversity on the Board should be considered by the Nominating and Corporate Governance Committee in the director identification and nomination process. The Nominating and Corporate Governance Committee seeks nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria, and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

Board Diversity Matrix
Board Diversity Matrix
Total Number of Directors	Eleven(11)
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	10
Part II: Demographic Background
African American or Black
Alaskan Native or Native American		1*
Asian
Asian American
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	1	9*
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background		1
*	One of our directors identify as belonging to “Two or More Races or Ethnicities” within the Nasdaq Diversity Rules.

Report of the Audit Committee
The Audit Committee is responsible for providing independent, objective oversight of Galectin Therapeutics’ accounting functions and internal control over financial reporting. The Audit Committee has reviewed and discussed audited financial statements for Galectin Therapeutics with management. The Audit Committee also has discussed with Cherry Bekaert LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication With Audit Committees (as amended), which includes, among other items, matters related to the conduct of the annual audit of our Company’s financial statements. The Audit Committee has also received and reviewed the written disclosures and the letter from Cherry Bekaert LLP, as required by applicable requirements of the Public Company Accounting Oversight Board, regarding the communications by Cherry Bekaert LLP with the Audit Committee concerning independence and has discussed with Cherry Bekaert LLP its independence from Galectin Therapeutics.
Based upon the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements of Galectin Therapeutics for the 2021 fiscal year be included in the Annual Report filed on Form 10-K for the year ended December 31, 2021.
By the Audit Committee of the Board of Directors of Galectin Therapeutic Inc.
Richard A. Zordani, Chair Kevin D. Freeman Kary Eldred

DIRECTOR COMPENSATION
The following table details the total compensation earned by our non-employee directors during the year ended December 31, 2021.
Name	Fees Earned or Paid in Cash ($)	Restricted Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Gilbert F. Amelio, Ph.D.	47,000	—	171,800	—	—	218,800
James C. Czirr	38,500	—	171,800	—	—	210,300
Kary Eldred	42,500	—	171,800	—	—	214,300
Kevin D. Freeman	51,000	—	171,800	—	—	222,800
Gilbert S. Omenn, M.D., Ph.D.	45,000	—	171,800	—	—	216,800
Marc Rubin, M.D.	38,500	—	171,800	—	—	210,300
Elissa J. Schwartz, Ph.D.	35,000	—	171,800	—	—	206,800
Harold H. Shlevin, Ph.D.	35,000	—	171,800	—	—	206,800
Richard Uihlein	—	35,000	171,800	—	—	206,800
Richard A. Zordani	50,000	—	171,800	—	—	221,800
(1)	Mr. Uihlein elected to receive restricted stock in lieu of cash retainer for their service. The restricted shares vested in full on December 31, 2021
(2)
Represents the grant date fair value of option awards based upon the Black Scholes valuation model made in 2021. Two option grants were made on March 25, 2021. Each non-employee director received one grant of 40,000 options which will vest in full on March 31, 2022. Each non-employee director also received one grant of 70,000 options which will vest 100% when the Company has received the interim results of the NAVIGATE clinical trial and makes a public announcement that it has received the interim results. For a description of the assumptions used to determine these amounts, see Note 9 to the Notes to the Consolidated Financial Statements herein our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

(3)	Excludes travel expense reimbursements.
Name	Number of Shares Subject to Option Awards Held as of December 31, 2021
Gilbert F. Amelio, Ph.D.	185,000
James C. Czirr	365,125
Kary Eldred	211,875
Kevin D. Freeman	289,839
Gilbert S. Omenn, M.D., Ph.D.	288,750
Marc Rubin, M.D.	214,565
Elissa J. Schwartz, Ph.D.	110,000
Harold H. Shlevin, Ph.D.	503,000
Richard Uihlein	176,362
Richard A. Zordani	110,000
TOTAL	2,454,516
For a more detailed description of the assumptions used for purposes of determining grant date fair value, see Note 9 to the Consolidated Financial Statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates — Stock-Based Compensation” included herein the Form 10-K for the 2021 fiscal year.
We also reimburse our directors for reasonable travel and other related expenses.
Pursuant to the Company’s cash compensation program for directors, non-employee directors of the Company will receive an annual cash retainer of $35,000. Each Nominating and Corporate Governance Committee member will receive an additional cash retainer of $3,500; each Compensation Committee member will receive an additional cash retainer of $5,000; and each Audit Committee member will receive an additional cash retainer of $7,500. In addition to the annual fee and committee membership retainers, the Nominating and Corporate Governance Committee Chairman will receive an annual cash retainer of $3,500; the Compensation Committee Chairman will receive an annual cash retainer of $5,000; and the Audit Committee Chairman will receive an annual cash retainer of $7,500. Additionally, in December 2016, the Board approved cash retainers of $3,500 to be paid to each member of the Board’s investor relation/public relations committee.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2021 about the securities issued, or authorized for future issuance, under our equity compensation plans, consisting of our 2001 Stock Incentive Plan, our 2003 Non-Employee Director Stock Incentive Plan, our 2009 Incentive Compensation Plan and our 2019 Omnibus Equity Incentive Plan at December 31, 2021.
Plan Category	Number of Securities to be issued upon exercise of outstanding options	Weighted- average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	4,895,561	$3.14	3,266,179

EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY DISCUSSION
The Compensation Committee is responsible for creating and reviewing the compensation of the Company’s executive officers, as well as overseeing the Company’s compensation and benefit plans and policies and administering the Company’s equity incentive plans. The following Compensation Philosophy Discussion (“Compensation Discussion”) describes our 2021 executive compensation program and explains the Company’s compensation philosophy, policies, and practices, focusing primarily on the compensation of our named executive officers, or NEOs. This Compensation Discussion is intended to be read in conjunction with the tables that follow, which provide detailed historical compensation information for our following NEOs:
Name	Title
Joel Lewis	Chief Executive Officer and President
Pol F. Boudes, M.D.	Chief Medical Officer
Jack W. Callicutt	Chief Financial Officer
Compensation Philosophy
The Company believes in providing a competitive total compensation package to its executives through a combination of base salary, annual performance bonuses, and long-term equity awards. The executive compensation program is designed to achieve the following objectives:
•	provide competitive compensation that will help attract, retain and reward qualified executives;
•	align executives’ interests with our success by making a portion of the executive’s compensation dependent upon corporate performance; and
•	align executives’ interests with the interests of stockholders by including long-term equity incentives.
The Compensation Committee believes that the Company’s executive compensation program should include annual and long-term components, including cash and equity-based compensation, and should reward consistent performance that meets or exceeds expectations. The Compensation Committee evaluates both performance and compensation to make sure that the compensation provided to executives remains competitive relative to compensation paid by companies of similar size and stage of development operating in the life sciences industry and taking into account the Company’s relative performance and its own strategic objectives.
Executive Compensation Review and Design
The Company has historically conducted a review of the aggregate level of its executive compensation, as well as the mix of elements used to compensate its NEOs. The Company has based this review primarily on the experience of the members of the Compensation Committee and our Board, many of whom sit on the boards of directors of, or have previously advised, numerous companies, including companies in the life sciences industry.
At our last “Say-on-Pay vote” held at our 2019 annual meeting of stockholders approximately 86% of our outstanding common stock voting on the matter voted in favor of the compensation of our NEOs, as disclosed in the proxy materials for the 2019 annual meeting. At our 2019 annual meeting, the holders of approximately 78% of our outstanding common stock voting on the matter voted in favor of holding the stockholder advisory vote every three years. As a result of such vote, our Board decided to hold the “Say-on-Pay” advisory vote every three years. Accordingly, the Company’s next “Say-on-Pay” advisory vote on the compensation of our NEOs will be held at our 2022 annual meeting of stockholders.
In 2014 and 2015, the Compensation Committee undertook a review of our compensation policies and practices and retained the compensation consulting firm of Barney & Barney LLC to provide compensation information and analysis with respect to the life science and healthcare industry and with respect to our peer companies within the industry. Barney & Barney LLC reviewed information from industry and other sources, surveys and databases, including publicly-available compensation information of other companies with which we compete, to gauge the competitiveness of our compensation programs. Barney & Barney LLC then reported its findings to the Compensation Committee, with recommendations to bring the Company’s executive compensation closer to the 50th percentile of the total compensation of our competitor companies. These findings continued to inform the Compensation Committee’s decisions on compensation in subsequent years, including 2021.

The Compensation Committee may use a compensation consultant in the future and to take into account publicly-available data relating to the compensation practices and policies of other companies within and outside our industry. The Compensation Committee intends to benchmark its executive compensation program to target at least the 50th percentile of the total compensation programs of our competitor companies; however, adjusted as deemed to be in the best interest of the Company to assure retention of key employees during the NAVIGATE trial.
Elements of Executive Compensation
The compensation program for the Company’s NEOs consists principally of three components:
•	base salary;
•	performance and retention bonuses;
•	long-term compensation in the form of equity-based awards.
Base Salary
Base salary is the only fixed-pay component in our executive compensation program. Base salaries for the NEOs are initially established through arm’s-length negotiation at the time the NEO is hired, taking into account such NEO’s qualifications, experience, prior salary, the scope of his or her responsibilities, and known competitive market compensation paid by other companies for similar positions within the industry. Base salaries are reviewed annually and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance, and experience. In making decisions regarding salary increases, the Company may also draw upon the experience of members of the Compensation Committee and the Board of Directors, many of whom sit on the boards of directors of, or have previously advised, numerous companies, including companies in the life sciences industry. The Compensation Committee has not previously applied specific formulas to determine increases. This strategy is consistent with the Company’s intent of offering base salaries that are cost-effective while remaining competitive.
Name	2021 Base Salary	2020 Base Salary
Joel Lewis	$500,000(3)	$500,000(1)(3)
Pol F. Boudes, M.D.	$455,000	$440,500(2)
Jack W. Callicutt	$302,100	$302,100
(1)	Mr. Lewis became our President and Chief Executive Officer on September 2, 2020.
(2)	Dr. Boudes became our Chief Medical Officer on March 3, 2020.
(3)
Pursuant to Mr. Lewis’s Employment Agreement and Deferred Stock Unit Agreement, 20% of Mr. Lewis’ base salary will be paid in cash and 80% will be paid in the form of deferred-stock units in accordance with the terms and subject to the provisions of the DSU Agreement.

Performance Bonuses
In addition to the payment of base salaries, the Company believes that annual performance bonuses can play an important role in providing appropriate incentives to its NEOs to achieve the Company’s strategic objectives.
In prior years, performance bonuses were awarded based on the Company’s Employee Short-Term and Long-Term Incentive Program (the “Program”), which was adopted for executives and employees of the Company. The Program is a performance-based program and was adopted in recognition of the importance of aligning executive and employee interests with that of our stockholders. Our Program is designed to reward the efforts of our executives and employees and to be competitive in attracting and retaining them. There are two elements of the Program: (1) a short-term incentive in the form of cash bonuses and (2) a long-term incentive in the form of stock option grants. The cash bonus incentive is targeted to be up to 30% to 50% of the NEO’s base salary as of the end of the applicable year. Half of each NEO’s annual performance bonus is based upon achievement of the Company’s documented performance objectives for the year and the other half is based upon achievement of individual performance objectives set for the year. The 2021 performance bonuses were paid in February 2022.
Name	Performance Bonus Amount	Awarded Amount As % of Base Salary
Joel Lewis	$250,000(1)	50%
Pol F. Boudes, M.D.	$136,500	30%
Jack W. Callicutt	$90,630	30%
(1)
Pursuant to Mr. Lewis’s Employment Agreement and Deferred Stock Unit Agreement, 20% of Mr. Lewis’ bonus will be paid in cash and 80% will be paid in the form of deferred-stock units in accordance with the terms and subject to the provisions of the DSU Agreement

Long-Term Incentive Compensation
The Company believes that by providing its NEOs the opportunity to increase their ownership of Company stock, the interests of its NEOs will be more closely-aligned with the best interests of the Company’s stockholders and it will encourage long-term performance. The stock awards enable the NEOs to participate in the appreciation in the value of the Company’s stock, while personally participating in the risks of business setbacks.
Under the long-term incentive portion of the Program, the NEOs are granted options based upon achievement of the Company performance and individual performance objectives and rank in the Company. All option grants under the Program through December 2019 were made under the 2009 Incentive Compensation Plan. Grants made after January 1, 2020, were made pursuant to the 2019 Omnibus Equity Incentive Plan.
On March 25, 2021, the NEOs were awarded the options noted below based on 2020 performance. For the performance options, 25% vest on each of September 30, 2021, March 31, 2022, September 30, 2022 and March 31, 2023. The exercise price of the options is set at the closing price of our stock as of the grant date. The NEOs also were awarded longer term option grants that vest 100% when the Company has received the interim results of the NAVIGATE clinical trial and makes a public announcement that it has received the interim results.
Name	Grant Date	Number of Securities Underlying Options	Exercise Price
Joel Lewis	3/25/2021	70,000	$2.11
Joel Lewis	3/25/2021	140,000	$2.11
Pol Boudes, M.D.	3/25/2021	50,000	$2.11
Pol Boudes, M.D.	3/25/2021	100,000	$2.11
Jack W. Callicutt	3/25/2021	50,000	$2.11
Jack W. Callicutt	3/25/2021	100,000	$2.11
Material Terms of Employment Contracts of Named Executive Officers
Set forth below are descriptions of the principal terms of the employment agreements for each of our NEOs. Each employment agreement provides for post-termination restrictive covenants and payments due upon termination of employment or change in control of the Company, which is provided in further detail under the section entitled “Potential Payments Upon Termination or Change in Control.”
Joel Lewis, Chief Executive Officer
In connection with the appointment of Mr. Lewis, the Company and Mr. Lewis entered into an employment agreement, dated August 31, 2020 (the “Employment Agreement”), and a Deferred Stock Unit Agreement, dated August 31, 2020 (the “DSU Agreement”). The Employment Agreement has an initial term of two years and automatically renews for additional one-year terms thereafter, unless either Mr. Lewis or the Company elects not to renew. Mr. Lewis will serve as Chief Executive Officer of the Company effective as of September 2, 2020 (the “Start Date”), and will be paid an annual base salary of $500,000. Under the terms of the Employment Agreement, 20% of his base salary will be paid in cash, and 80% will be paid in the form of deferred-stock-units (“DSUs”) in accordance with the terms and subject to the provisions set forth in the DSU Agreement. In addition, Mr. Lewis is entitled to participate in the Company’s performance bonus plan with a potential of up to 50% of his annual base salary, which will also be paid 20% in cash and 80% in DSU’s. Further, Mr. Lewis received on the date of the agreement an initial grant of options to purchase 250,000 shares of the Company’s common stock, par value $0.001 per share, which options shall vest one-twelfth on a quarterly basis for twelve consecutive quarters, such that the options shall be fully vested twelve quarters following the date of grant (the “Award”). The options under the Award shall be issued pursuant to the Company’s 2019 Omnibus Equity Incentive Plan (the “Plan”). Pursuant to the Employment Agreement, Mr. Lewis is also eligible to receive healthcare benefits as may be provided from time to time by the Company to its employees generally, to participate in the Company’s 401(k) plan and to receive paid time off annually in accordance with the Company’s policies in effect from time to time. Finally, pursuant to the Employment Agreement, the Company will be required to furnish a lump sum cash payment to Mr. Lewis upon a termination of Mr. Lewis without “Cause” or upon Mr. Lewis’ resignation for “Good Reason” as such terms are defined in the Employment Agreement or in the event the Company gives notice of non-renewal on or before September 30, 2023. The Employment Agreement includes customary intellectual property, assignment, and other representations by Mr. Lewis.
Pursuant to the DSU Agreement, 80% of Mr. Lewis’ base salary under the Employment Agreement shall be payable in DSUs, which DSUs credited to Mr. Lewis as of any date shall be fully vested and nonforfeitable at all times. The Company shall issue the shares underlying the outstanding whole number of DSUs credited to Mr. Lewis as follows: twenty five percent shall be issued on March 1, 2023, twenty five percent shall be issued on September 1, 2023 and fifty percent shall be issued on March 1, 2024.
Pol F. Boudes, M.D., Chief Medical Officer
On February 19, 2020, the Company entered into an Employment Agreement with Dr. Boudes (the “Agreement”), which governs the terms of Dr. Boudes’ employment in his position as the Company’s Chief Medical Officer. Dr. Boudes will serve as the Chief Medical Officer of the Company during an initial term that commences on March 2, 2020 (the “Commencement Date”) and expires on February 28, 2021 (the “Initial Term”). Following the Initial Term, the term of the Agreement automatically renews for successive twelve (12) month terms unless either party provides the other party with notice of non-renewal at least sixty (60) days prior to the expiration of the then-current term. Under the Agreement, the Company has agreed to pay Dr. Boudes a base salary of $444,500 per year (the “Base Salary”). Provided that certain performance objectives are met, Dr. Boudes will also be entitled to receive an annual performance bonus equal to thirty percent (30%) of the Base Salary (the “Performance Bonus”). Subject to certain restrictions described in the Agreement, Dr. Boudes will receive a $100,000 signing bonus pursuant to the Agreement. Dr. Boudes will also be granted options to purchase 300,000 shares (the “Options”) of the Company’s common stock pursuant to the Company’s 2019 Omnibus Equity Incentive Plan. The Options vest as follows: twenty percent (20%) of the Options shall vest upon one (1) year of employment, twenty percent (20%) of the Options shall vest upon two (2) years of employment, twenty percent (20%) of the Options shall vest upon three (3) years of employment, and the remaining forty percent (40%) of the Options shall vest upon four (4) years of employment.
Jack W. Callicutt, Chief Financial Officer
We entered into an employment agreement with Mr. Callicutt dated July 1, 2013 (the “Callicutt Employment Agreement”), in conjunction with Mr. Callicutt’s appointment as our Chief Financial Officer. Pursuant to the terms of the Callicutt Employment Agreement, Mr. Callicutt received an initial base salary of

$175,000 and was eligible to receive a performance bonus equal to 20% of his base salary. Effective March 31, 2015, Mr. Callicutt’s annual base salary was increased to $240,000, and his annual base salary was increased again to $260,000 in February 2016. In June 2018, Mr. Callicutt’s annual base salary increased to $285,000. He also received a signing bonus of $10,000. In addition to his cash compensation, the Company awarded Mr. Callicutt a grant of options to purchase 200,000 shares of the Company’s Common Stock at an exercise price equal to the closing price of the Company’s Common Stock on July 1, 2013, with 25,000 shares vesting on December 31, 2013, 50,000 shares vesting on December 31, 2014, 50,000 shares vesting on December 31, 2015 and 75,000 shares vesting on December 31, 2016. The options were granted pursuant to the 2009 Incentive Compensation Plan and expire ten years after the date of grant.
On August 11, 2017, we entered into an amendment to the Callicutt Employment Agreement with Mr. Callicutt (the “Amendment”). Pursuant to the Amendment, (i) Mr. Callicutt’s target bonus opportunity was increased to 30% of his base salary and (ii) an error in the severance provision of the Callicutt Employment Agreement was corrected. Prior to the Amendment, the Callicutt Employment Agreement did not provide for any severance if Mr. Callicutt’s employment was terminated by the Company “without cause,” or by Mr. Callicutt for “good reason” after the date that was 24 months after the Commencement Date.
Employee Benefits & Perquisites
From time to time, the Company has provided the NEOs with employee benefits and perquisites that our Board believes are reasonable. Our NEOs are eligible to participate in the same broad-based employee benefit plans that are offered to our other employees, such as health insurance, disability insurance, life insurance and a 401(k) plan. These benefits are provided as part of the basic conditions of employment for all of our employees, and therefore providing them to our NEOs does not represent a significant incremental cost to us. The Company does not view employee benefits and perquisites as a significant element of its comprehensive compensation structure, but does believe they can be useful in attracting, motivating, and retaining the executive talent for which the Company competes. The Company believes that these additional benefits may assist the NEOs in performing their duties and provide time efficiencies for the NEOs in appropriate circumstances, and the Company may consider providing additional employee benefits and perquisites in the future. All future practices regarding employee benefits and perquisites will be approved and subject to periodic review by the Compensation Committee.

SUMMARY COMPENSATION TABLE
The following table summarizes the compensation paid to our NEOs for the fiscal years ended December 31, 2021 and 2020.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Award ($) (1)	All Other Compensation ($)	Total ($)
Joel Lewis, Chief Executive Officer & President	2021(2)	500,000	250,000	329,177	88,444(3)	1,167,621
	2020(4)	164,773	75,000	486,125	27,660(5)	753,558
Pol F. Boudes, M.D., Chief Medical Officer	2021(6)	452,583	136,500	235,126	99,474(7)	923,683
	2020(8)	367,083	210,000	419,460	85,938(9)	1,082,481
Jack W. Callicutt, Chief Financial Officer	2021(10)	302,100	90,630	235,126	78,062(11)	705,918
	2020(12)	300,675	236,050	110,190	73,457(13)	720,372
(1)
Represents the aggregate grant date fair value of option awards made during 2021 and 2020 computed in accordance with the Stock Compensation Topic of the FASB ASC, as modified of supplemented. Fair value was calculated using the Black-Scholes options pricing model. For a description of the assumptions used to determine these amounts, see Note 7 of the Notes to the Consolidated Financial Statements in our Annual Reports on Form 10-K (or Form 10-K/A, as applicable) for the fiscal years ended December 31, 2021 and 2020.

(2)	Mr. Lewis’s performance bonus for 2021 was approved in January 2022. Pursuant to his employment agreement 20% of his salary and bonus are paid in cash and 80% are in deferred stock units.
(3)	Includes $76,844 for health and other insurance and $11,600 for 401(k) plan contributions.
(4)
Mr. Lewis became our Chief Executive Officer and President effective September 2, 2020, and his performance bonus was prorated for 2020 and paid in March 2021. Pursuant to his employment agreement, 20% his salary and bonus are paid in cash and 80% are in deferred stock units.

(5)	Includes $25,419 for health and other insurance and $2,341 for 401(k) plan contributions.
(6)	Dr. Boudes’ performance bonus for 2021 was paid in February 2022.
(7)	Includes $87,874 for health and other insurance and $11,600 for 401(k) plan contributions.
(8)
Dr. Boudes became our Chief Medical Officer effective March 2, 2020. He was paid a $100,000 bonus upon joining the Company. His performance bonus of $110,000 was prorated for 2020 and paid in March 2021.

(9)	Includes $74,538 for health and other insurance and $11,400 for 401(k) plan contributions.
(10)	Mr. Callicutt’s performance bonus for 2021 was paid in February 2022.
(11)	Includes $66,462 for health and other insurance and $11,600 for 401(k) plan contributions.
(12)	Mr. Callicutt’s bonus amount in 2020 consisted of $75,525 retention bonuses paid in July 2020 and January 2021 and $85,000 performance bonus earned in 2020 which was paid in March 2021.
(13)	Includes $62,057 for health and other insurance and $11,400 for 401(k) plan contributions.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2021
The following table sets forth information regarding all outstanding equity awards held by the NEOs at December 31, 2021. The exercise price of the options is set at the closing price of our stock at the date prior to or as of the date of grant. Outstanding options have been approved by our Compensation Committee and our Board.
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Joel Lewis	54,250(1)	—		2.39	12/14/2027	—	—	—	—
	35,000(2)	—		4.72	01/16/2029
	40,000(3)	—		2.86	01/09/2030
	104,166(4)	145,834(4)		2.65	08/31/2030
	17,500(5)	52,500(5)		2.11	03/25/2031
	—	140,000(6)		2.11	03/25/2031
Pol F. Boudes, M.D.	60,000(7)	240,000(7)		1.75	03/12/2030	—	—	—	—
	12,500(5)	37,500(5)		2.11	03/25/2031
	—	100,000(6)		2.11	03/25/2031
Jack W. Callicutt	26,000(8)	—		13.38	01/21/2024	—	—	—	—
	8,706(9)	—		1.37	01/20/2026
	90,000(10)	—		5.87	01/15/2028
	90,000(11)	—		4.16	05/22/2028
	50,000(12)	—		4.72	01/16/2029
	50,000(13)	—		2.86	01/09/2030
	12,500(5)	37,500(5)		2.11	03/25/2031
	—	100,000(6)		2.11	03/25/2031
(1)	100% of the options vested in full on December 14, 2018.
(2)	100% of the options vested in full on January 16, 2020.
(3)	100% of the options vested in full on December 31, 2020.
(4)	One-twelfth of the total options vest quarterly from August 31, 2020, which was the grant date.
(5)	25% of the options vested on September 30, 2021, 25% vest on March 31, 2022, 25% vest on September 30, 2022, 25% vest on March 31, 2023.
(6)	100% of the options vest when the Company has received the interim results of the NAVIGATE clinical trial and makes a public announcement that it has received the interim results.
(7)	20% of the options vest on each of March 2, 2021, March 2, 2022, and March 2023 and 40% of the options vest on March 2, 2024.
(8)	25% of the options vested on January 21, 2014, the grant date with the remainder vested ratably on a monthly basis over a three-year period.
(9)	25% of the options vested on January 29, 2015, the grant date with the remainder vested ratably on a monthly basis over a three-year period.
(10)	25% of the options vested on January 15, 2018 (grant date), 25% vested on June 30, 2018, and 50% vested on December 31, 2018.
(11)	25% of the options vested on June 30, 2018, 25% vested on September 30, 2018, and 50% vested on December 31, 2018.
(12)	25% of the options vested on June 30, 2019, 25% vested on December 31, 2019, 25% vested on June 30, 2020, and 25% vested on December 31, 2020.
(13)	25% of the options vested on June 30, 2020, 25% vested on December 31, 2020, 25% vested on June 30, 2021, and 25% vested on December 31, 2021.

2009 Incentive Compensation Plan
The options granted under our 2009 Incentive Compensation Plan, the options will become immediately vested and exercisable upon a change of control. Upon termination of employment for cause, all outstanding options immediately terminate. Options remain exercisable for one year following termination due to the executive’s death or disability or retirement, or for twelve months after termination for any other reason other than for cause.
Under the 2009 Incentive Compensation Plan, change of control is defined as:
(1)
the acquisition of beneficial ownership of 50% or more of either the value of then outstanding equity securities of the Company or the combined voting power of our securities, except for any acquisition directly from us, any acquisition by us or any person that owns a controlling interest in the Company, or any acquisition by any of our employee benefit plans;

(2)
during any period of three (3) consecutive years, a majority of the Board is no longer comprised of individuals who, as of the beginning of that period, constituted our Board and individuals whose nomination for election was approved by the Board;

(3)
a reorganization, merger, statutory share exchange or consolidation or similar transaction, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or equity of another entity by the Company, in each case unless (i) substantially all of the owners, respectively, of our outstanding shares of common stock or the combined voting power of our securities immediately before the transaction beneficially own more than 50% of, respectively, the common stock and the combined voting power of the securities of the resulting corporation, in substantially the same proportions as their ownership immediately prior to the transaction, (ii) no person owns 50% of, respectively, the common stock and the combined voting power of the securities of the resulting corporation, unless such ownership existed prior to the transaction and (iii) at least a majority of the members of the board of directors of the resulting entity were members of the Board of Directors of the Company at the time of the execution of the initial agreement or of the action of the Board providing for such transaction ; or

(4)	approval by the stockholders of a complete liquidation or dissolution of the Company.
“Disability” is defined as a permanent and total disability (within the meaning of Code Section 22(e)), as determined by a medical doctor satisfactory to the Compensation Committee.
“Cause” means the failure by the executive to perform, in a reasonable manner, his or her duties as assigned by the Company, (ii) any violation or breach by the executive of his or her employment, consulting or other similar agreement with the Company, if any, (iii) any violation or breach by the executive of any non-competition, non-solicitation, non-disclosure and/or other similar agreement with the Company, (iv) any act by the executive of dishonesty or bad faith with respect to the Company, (v) use of alcohol, drugs or other similar substances in a manner that adversely affects the executive’s work performance, or (vi) the commission by the executive of any act, misdemeanor, or crime reflecting unfavorably upon the executive or the Company.
2019 Omnibus Equity Incentive Plan
Under the 2019 Omnibus Equity Incentive Plan, if there is a merger or consolidation of the Company with or into another corporation or a sale of substantially all of the Company’s stock (a “Corporate Transaction”), and the outstanding awards are not assumed by surviving company (or its parent company) or replaced with economically equivalent awards granted by the surviving company (or its parent company), the Company will cancel any outstanding awards that are not vested and nonforfeitable as of the consummation of such Corporate Transaction (unless the Company accelerates the vesting of any such awards) and with respect to any vested and nonforfeitable awards, the Company may either (i) allow all grantees to exercise options and SARs within a reasonable period prior to the consummation of the Corporate Transaction and cancel any outstanding options or SARs that remain unexercised upon consummation of the Corporate Transaction, or (ii) cancel any or all of such outstanding awards (including options and SARs) in exchange for a payment (in cash, or in securities or other property) in an amount equal to the amount that the grantee would have received (net of the exercise price with respect to any options or SARs) if the vested awards were settled or distributed or such vested options and SARs were exercised immediately prior to the consummation of the Corporate Transaction. If an exercise price of the option or SAR exceeds the fair market value of our Common Stock and the option or SAR is not assumed or replaced by the surviving company (or its parent company), such options and SARs will be cancelled without any payment to the grantee.
Potential Payments Upon Termination or Change-in-Control
Joel Lewis:
Under Mr. Lewis’ Employment Agreement, the Company is required to furnish a lump sum cash payment to Mr. Lewis upon a termination of Mr. Lewis without “Cause” or upon Mr. Lewis’ resignation for “Good Reason” as such terms are defined in the Employment Agreement or in the event the Company gives notice of non-renewal on or before September 30, 2023.
Under the Deferred Stock Unit Agreement, if a Change in Control of the Company occurs prior to the date on which Mr. Lewis is scheduled to receive shares and cash in an installment payment or in a lump sum (a “Settlement Date”), Mr. Lewis’ account will be credited with the consideration payable in such Change in Control with respect to the shares subject to the DSUs then credited to Mr. Lewis’ Account immediately prior to such Change in Control. If Mr. Lewis’ employment with the Company continues after a Change in Control, Mr. Lewis’ account will be credited with the cash value of the portion of his base salary and annual performance bonus that would have been credited in the form of DSUs but for the Change in Control. The portion of Mr. Lewis’ Account denominated in cash pursuant to the preceding sentence (i.e., the amount attributable to base salary and annual performance bonuses credited to Mr. Lewis’ Account after the Change in Control) shall be credited with interest at three (3%) percent compounded annually. For avoidance of doubt, a Change in Control shall not result in acceleration of the settlement of Mr. Lewis’ Account and the payment of all amounts or other property credited to Mr. Lewis’ Account in connection with the Change in Control shall be paid or delivered to Mr. Lewis on as soon as reasonably practicable after the Settlement Date.
Pol Boudes:
Under the Employment Agreement with Dr. Boudes, if (i) Dr. Boudes terminates the Agreement for Good Reason (as defined in the Agreement) or the Company terminates the Agreement without Cause (as defined in the Agreement), then the Company shall pay to Dr. Boudes: (1) the Base Salary accrued through the date of termination, (2)(A) if termination occurs within twelve (12) months of the Commencement Date, an amount equal to three (3) months of the Base Salary, or (B) if such termination occurs after the twelve-month anniversary of the Commencement Date, but prior to the eighteen-month anniversary of the Commencement Date, an amount equal to six (6) months of the Base Salary or (C) if termination occurs after the eighteen-month anniversary of the Commencement Date, but prior to the twenty four-month anniversary of the Commencement Date, an amount equal to nine (9) months of Base Salary or (D) if termination occurs after the twenty four-month anniversary of the Commencement Date, an amount equal to twelve (12) months of the Base Salary, (3) reimbursement of unreimbursed expenses and (4) payment of a portion of the Performance Bonus.
If, within the period ending twelve (12) months after the date of a Change of Control, Dr. Boudes’ employment with the Company is (i) terminated without Cause or (ii) terminated for Good Reason by Dr. Boudes, the Company shall pay to Dr. Boudes (A) the Base Salary accrued through the date of termination, to the extent not theretofore paid, (B) reimbursement of any unreimbursed expenses, (C) a pro-rated amount of the Performance Bonus assuming payout at maximum performance and (D) an amount equal to twelve (12) months of Base Salary, payable in a lump sum no later than thirty (30) days following such termination. Upon any such Change of Control, Dr. Boudes’ unvested Options shall be one hundred percent (100%) vested, but shall otherwise continue to be governed by the terms and conditions of the Plan and the applicable stock option agreement.
Jack Callicutt:
Mr. Callicutt’s Employment Agreement provides that if, within the period ending twelve (12) months after the date of a Change of Control, Mr. Callicutt’s employment with the Company is (i) without Cause by the Company (or by the acquiring or successor business entity following a Change of Control), or (ii) terminated for Good Reason by Mr. Callicutt, the Company shall pay to Mr. Callicutt (A) the Base Salary accrued through the date of termination, to the extent not theretofore paid, (B) reimbursement of any unreimbursed expenses, (C) a portion of the amount of the Performance Bonus (as defined in the Employment Agreement) equal to the maximum amount of the Performance Bonus multiplied by a fraction, (X) the numerator of which shall be the number of days elapsed from the beginning of the calendar year in which such termination occurs and (Y) the denominator of which shall be the total number of days in the calendar year in which such termination occurs (being 365 in a full year and 184 in 2013) and (D) an amount equal to twelve months of Mr. Callicutt’s Base Salary, payable in a lump sum no later than thirty (30) days following such termination. Upon any such Change of Control, Mr. Callicutt’s unvested options to purchase shares of the Company’s common stock shall be one hundred percent (100%) vested, but shall otherwise continue to be governed by the terms and conditions of the Stock Option Agreement. However, if, in connection with a transaction that technically meets, or may meet, the definition of Change of Control (as defined in the Employment Agreement), Mr. Callicutt’s employment by the Company or a successor to the Company is terminated, but Mr. Callicutt is immediately re-hired as an employee of a successor to the Company or surviving company in such a transaction in a comparable position, with the same or greater total annual cash compensation, including bonus potential, and with an employment agreement containing substantially equivalent provisions as this Agreement with respect to termination of the Mr. Callicutt and severance, no benefits shall be payable under the Change of Control provision of the Employment Agreement.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
The Board of Directors has appointed Cherry Bekaert LLP as our independent auditors for the fiscal year ending December 31, 2022. We expect that a representative from Cherry Bekaert LLP will be present at the 2022 Annual Meeting, and accordingly, the representative will be given the opportunity to make a statement and respond to any questions.
Vote Required
Approval of this Proposal requires a majority of the votes cast of this Proposal. Accordingly, abstentions and broker non-votes will have no effect on the outcome of this Proposal.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF CHERRY BEKAERT LLP, AS GALECTIN THERAPEUTICS’ INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.
FEES PAID TO CHERRY BEKAERT LLP
	Fiscal Year 2021	Fiscal Year 2020
Audit Fees(1)	$143,000	$135,000
Audit-Related Fees(2)	8,500	14,323
Tax Fees	33,275	17,000
All Other Fees	—	—
Total Fees	$184,775	$166,323
(1)
Audit Fees. These are fees for professional services for the audit of our annual financial statements dated December 31, 2021 and 2020 included in our Annual Reports on Form 10-K for fiscal years then ended, and review of financial statements included in our Quarterly Reports on Form 10-Q for each fiscal quarter during the 2021 and 2020 fiscal years.

(2)
Audit-Related Fees. These are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, including financial disclosures made in our equity finance documentation and registration statements filed with the SEC that incorporate financial statements and the auditors’ report thereon and reviewed with our Audit Committee on financial accounting/reporting standards. The Audit Committee has considered whether the provision of non-core audit services to Galectin Therapeutics by Cherry Bekaert LLP is compatible with maintaining independence.

Pre-Approval Policy and Procedures
The Audit Committee of our Board of Directors has adopted policies and procedures which set forth the manner in which the Committee will review and approve all services to be provided by the independent auditor before the auditor is retained to provide such services. The policy requires Audit Committee pre-approval of the terms and fees of the annual audit services engagement, as well as any changes in terms and fees resulting from changes in audit scope or other items. The Audit Committee also pre-approves, on an annual basis, other audit services, and audit-related and tax services set forth in the policy, subject to estimated fee levels, on a project basis and aggregate annual basis, which have been pre-approved by the Committee.
All other services performed by the auditor that are not prohibited non-audit services under SEC or other regulatory authority rules must be separately pre-approved by the Audit Committee. Amounts in excess of pre-approved limits for audit services, audit-related services and tax services require separate pre-approval of the Audit Committee.
Our Chief Financial Officer reports quarterly to the Audit Committee on the status of pre-approved services, including projected fees. All of the services reflected in the above table were approved by the Audit Committee.

PROPOSAL NO. 3

TO AUTHORIZE AND APPROVE, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635, THE ISSUANCE OF MORE THAN 20% OF THE COMPANY’S ISSUED AND OUTSTANDING SHARES OF OUR COMMON STOCK IN CONNECTION WITH OUR LINE OF CREDIT PROVIDED BY RICHARD E. UIHLEIN, OUR CHAIRMAN OF THE BOARD OF DIRECTORS. THE NUMBER OF SHARES TO BE ISSUED INCLUDES A MAXIMUM OF 20,000,000 COMMON SHARES IN EXCHANGE FOR $60,000,000 FOR THE PRINCIPAL OF THE LINE OF CREDIT, 1,700,000 OF COMMON SHARES FOR STOCK PURCHASE WARRANTS ISSUED IN CONNECTION WITH THE LINE OF CREDIT, AND COMMON SHARES ISSUABLE IN EXCHANGE FOR ACCRUED INTEREST ON THE LINE OF CREDIT.
Background and Description of Proposal
General
On July 25, 2022, the Company and Richard E. Uihlein (the “Lender”) entered into a Line of Credit Letter Agreement (the “Credit Agreement”), pursuant to which the Lender shall provide the Company a line of credit of up to $60.00 million (the “Line of Credit”) to finance the Company’s working capital needs. The Company may draw upon the Line of Credit through July 31, 2024.
Each advance made pursuant to the Credit Agreement shall be evidenced by an unsecured, convertible promissory note (individually, a “Promissory Note,” and collectively, the “Promissory Notes”), and bear interest at the Applicable Federal Rate (AFR) for short term loans (3.01% for September 2022), plus two (2%) percent. Principal and interest on the Promissory Notes are due on or before January 31, 2026. Only with the consent of the Lender, may the Promissory Notes be prepaid, in whole or in part, at any time without premium or penalty, but with interest on the amount or amounts prepaid.
At the election of Lender, the principal and accrued interest on Promissory Note(s) may be converted into the number of shares of the Company’s Common Stock equal to the amount of principal and accrued interest on such Promissory Note divided by the price equal to the closing price of the Common Stock on the date of such Promissory Note, but in no event less than $3.00 per share.
In connection with the Credit Agreement, the Company agreed to issue the Lender warrants to purchase up to an aggregate of 1,700,000 shares of the Company’s common stock, par value $0.001 per share (collectively, the “Warrants”). Upon execution of the Credit Agreement, the Company issued the Lender a Warrant to purchase up to 500,000 shares of Company’s Common Stock at an exercise price of $5.00 per share, which Warrant is exercisable upon issuance. Further, pursuant to the Credit Agreement, the Company shall issue to the Lender additional Warrants to purchase up to the remaining 1,200,000 shares of the Company’s common stock, ratably, upon borrowings under the Credit Agreement, with exercise prices equal to 150% of the closing price of the Company’s common Stock on the date of the Promissory Note evidencing such draw, but in no event more than $10.00 per share nor less than $3.00 per share. The Warrants expire on July 31, 2029.
Estimate of the Number of Shares of Common Stock Issuable
We are seeking shareholder approval of (i) 1,700,000 shares of our common stock issuable upon exercise of the Warrants, (ii) up to an aggregate of 20,000,000 shares of our common stock issuable upon conversion of the principal amount of the Promissory Notes, based on the credit limit of $60.0 million (if we draw upon the maximum available credit limit) and the minimum conversion price of $3.00 per share, and (iii) an indeterminate number of shares of our common stock issuable upon conversion of the interest that may accrue under the Promissory Notes because of the timing of the borrowings and interest rate at the time of borrowings.

Based on our good faith projection that we begin drawing down $10 million in the first quarter of 2023, and thereafter in the next five fiscal quarters, and assuming an interest rate of 5.01% (based on the AFR of 3.01% for September 2022 plus 2%) and assuming the minimum conversion price of $3.00, the number of shares of common stock issuable with respect to interest payment at maturity would be 3,753,496 shares of common stock. The number of shares of common stock issuable with respect to interest payment at maturity would increase if the AFR increases If the AFR increases to 7%, such that the interest on the Promissory Notes is 9%, the number of shares of common stock issuable with respect to interest payment at maturity would be 8,628,107 shares of common stock. The two scenarios are illustrated in the table below.
	September 2022 AFR of 3.01% (Scenario A)	Assuming AFR increases to 7% (Scenario B)
Shares issuable with respect to:
Conversion of Principal	20,000,000	20,000,000
Conversion of Accrued Interest	3,753,496	8,628,107
Exercise of Warrants	1,700,000	1,700,000
Total	25,453,469	30,328,107
Purpose and Background for Shareholder Approval
Our Common Stock is listed on the Nasdaq Stock Market and, as such, we are subject to the Nasdaq Stock Market Rules. Nasdaq Listing Rule 5635(b) requires shareholder approval prior to the issuance of common stock when the issuance or potential issuance will result in a change of control of the Company. Subject to certain exceptions, Nasdaq would generally view an issuance as resulting in a change of control if it would result in a shareholder becoming a 20% or greater shareholder. Although the Lender is already a greater than 20% shareholder and is our currently our largest shareholder, due to the potential issuance of a substantial number of shares of our common stock, for the avoidance of doubt. we are seeking shareholder approval of the issuance of shares of our common stock upon conversion, exchange or otherwise to Richard E. Uihlein, our Chairman of the Board of Directors, pursuant to the terms of the Notes. As of the date of this proxy, there are an aggregate of 59,426,005 of shares of common stock outstanding.
Interests of Certain of the Company’s Directors, Officers and Employees in the Proposal
Richard E. Uihlein is our Chairman of the Board of Directors and has been the Company’s largest individual investor. As an investor, Mr. Uihlein may benefit in that his the Notes and bear interest at the Applicable Federal Rate (AFR) for short term loans (3.01% for September 2022), plus two (2%) percent. Furthermore, the Warrants that we issued to Mr. Uihlein, which are exercisable at $5.00 per share, although currently out-of themoney, may be in-the-money during the exercise period of the Warrants.
Potential Effects of Approving this Proposal
If this Proposal is approved, shareholders may be subject to significant dilution. On a pro forma basis, based on beneficial ownership information as of September 1, 2022, the issuance of 25,453,469 shares of common stock in Scenario A described in the table above, would result in Mr. Uihlein being the beneficial owner of 45.1% of the Company’s common stock, calculated in accordance with Section 13(d) of the Exchange Act. On a pro forma basis, based on beneficial ownership information as of September 1, 2022, the issuance of 30,328,107 shares of common stock in Scenario B described in the table above, would result in Mr. Uihlein being the beneficial owner of 47.9% of the Company’s common stock, calculated in accordance with Section 13(d) of the Exchange Act.
Consequences of Not Approving this Proposal
We believe that the unsecured Line of Credit with Mr. Uihlein is the best and least costly financing source available to us at this time. Generally, lines of credits, secured by assets or unsecured, are not available to the Company from other lenders, and lenders would seek to obtain rights to convert a note at a discount to the market price, rather than at the market price. We believe that the terms are more favorable to the Company than terms that the Company could obtain from other parties. We believe that the benefits of the Line of Credit exceed the potential dilutive effects. If our shareholders do not approve this Proposal, we will be unable to borrow any amounts under the Credit Agreement and we will be required to seek other sources of financing. Accordingly, if this Proposal is not approved, we may be limited in our ability to raise sufficient funds on acceptable terms to fund our operations and our clinical trials.
Vote Required
Approval of this Proposal requires a majority of the votes cast of this Proposal. Accordingly, abstentions and broker non-votes will have no effect on the outcome of this Proposal.
TO AUTHORIZE AND APPROVE, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635, THE ISSUANCE OF MORE THAN 20% OF THE COMPANY’S ISSUED AND OUTSTANDING SHARES OF OUR COMMON STOCK IN CONNECTION WITH OUR LINE OF CREDIT PROVIDED BY RICHARD E. UIHLEIN, OUR CHAIRMAN OF THE BOARD OF DIRECTORS. THE NUMBER OF SHARES TO BE ISSUED INCLUDES A MAXIMUM OF 20,000,000 COMMON SHARES IN EXCHANGE FOR $60,000,000 FOR THE PRINCIPAL OF THE LINE OF CREDIT, 1,700,000 OF COMMON SHARES FOR STOCK PURCHASE WARRANTS ISSUED IN CONNECTION WITH THE LINE OF CREDIT, AND COMMON SHARES ISSUABLE IN EXCHANGE FOR ACCRUED INTEREST ON THE LINE OF CREDIT.

PROPOSAL NO. 4
NON-BINDING ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION
The Dodd-Frank Wall Street Reform and Consumer Protection Act amended Section 14A of the Securities Exchange Act of 1934, which requires that we provide our stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, on the compensation of our named executive officers as disclosed in this proxy statement in accordance with the executive compensation disclosure rules of the Securities and Exchange Commission (“SEC”).
As described in more detail in the above section titled “Executive Compensation,” we seek to closely align the interests of our named executive officers with the interests of our stockholders. Our compensation programs are designed to reward our named executive officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total stockholder return.
This vote is advisory, which means that the vote on executive compensation is not binding on the Company, our Board of Directors or the Compensation Committee of the Board of Directors. We believe in a corporate governance structure that is responsive to stockholder concerns, and we view this vote as a meaningful opportunity to gauge stockholder approval of our executive compensation policies.
THE BOARD OF DIRECTORS ASKS YOU TO APPROVE AND VOTE FOR THE FOLLOWING NON-BINDING RESOLUTION AT THE ANNUAL MEETING:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2022 Annual Meeting of Stockholders pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, including the Summary Compensation Table and the other related tables and disclosure.”
Required Vote; Recommendation of the Board
The affirmative vote of a majority of the votes cast by Stockholders present, in person (virtually) or by proxy, and entitled to vote at the Annual Meeting, is required for advisory approval of this Proposal 4.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE NON-BINDING RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

PROPOSALS OF STOCKHOLDERS
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing to our Corporate Secretary at 4960 Peachtree Industrial Blvd., Suite 240, Norcross, GA 30071. With respect to proposals made pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, the proposal must be received by our Corporate Secretary by June 19, 2023 for inclusion in our proxy statement and form of proxy. In addition, all stockholder proposals submitted outside of the stockholder proposal rules promulgated pursuant to Rule 14a-8 under the Exchange Act, including nominations of director candidates, must be received by our Corporate Secretary by no later than September 2, 2023 nor earlier than August 3, 2023, in order to be considered timely.
Notwithstanding the foregoing, if the date of the 2023 annual meeting of stockholders is scheduled to take place on a date that is more than 30 calendar days from the one year anniversary of the 2022 Annual Meeting of Stockholders, then we will promptly disclose, by filing a current report on Form 8-K, the date by which a nominating stockholder or nominating-stockholder group must submit a proposal to us (i) pursuant to Rule 14a-8 promulgated under the Exchange Act or (ii) outside of the stockholder proposal rules promulgated pursuant to Rule 14a-8 under the Exchange Act, including nominations of director candidates.
You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

ANNUAL REPORT
Our Annual Report on Form 10-K, filed with the SEC for the fiscal year ended December 31, 2021, may be obtained by our stockholders without charge, upon written request to our Corporate Secretary. You may also download a copy of our Annual Report on Form 10-K by vising our corporate website at investor.galectintherapeutics.com/financial-information or at www.proxyvote.com.
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process is called “householding.” This reduces the volume of duplicate information received at your household and helps to reduce costs. We may “household” your materials based on your prior express or implied consent. A number of brokerage firms have instituted householding. Once a stockholder has received notice from his or her broker that the broker will be householding communications to the stockholder’s address, householding will continue until the stockholder is notified otherwise or until one or more of the stockholders revokes his or her consent.
If you would like to receive your own set of our proxy statement and related materials now or in the future, or if you share an address with another Galectin Therapeutics stockholder and together both of you would like to receive only a single set of our proxy materials in the future, please contact your broker (if you hold your shares in “street name”). Be sure to indicate your name, the name of your brokerage firm or bank, and your account number(s). You can also request prompt delivery of a copy of the proxy statement and related materials by contacting our Corporate Secretary at Galectin Therapeutics, 4960 Peachtree Industrial Blvd., Suite 240, Norcross, GA 30071, Attention: Corporate Secretary; telephone: 678-620-3186; e-mail: callicutt@galectintherapeutics.com.
By Order of the Board of Directors

Jack W. Callicutt Chief Financial Officer and Corporate Secretary

HOW TO ATTEND THE 2022 ANNUAL MEETING
This year our annual meeting will be a virtual online-only meeting. There will be no physical meeting location. The meeting will only be conducted via live webcast. To participate in the 2022 Annual Meeting, visit www.virtualshareholdermeeting.com/GALT2022 and enter the 16-digit control number included on your notice of Internet availability of the proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials. You may begin to log into the meeting platform beginning at 10:45 a.m. Eastern Standard Time on December 1, 2022. The meeting will begin promptly at 11:00 a.m. Eastern Standard Time on December 1, 2022.
The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting.
If you want to submit question during the meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/GALT2022, type your question into the “Ask a Question” field, and click “Submit.” Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Questions regarding personal matters, including those related to employment, product or service issues, or suggestions for product innovations, are not pertinent to meeting matters and therefore will not be answered. The 2022 Annual Meeting has been designed to provide the same rights to participate as you would have at an in-person meeting. If you encounter any difficulties accessing the 2022 Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page at www.virtualshareholdermeeting.com/GALT2022.

SCAN TO
VIEW MATERIALS & VOTE

GALECTIN THERAPEUTICS INC.
4960 PEACHTREE INDUSTRIAL BLVD., SUITE 240
NORCROSS, GA 30071
ATTN: JACK CALLICUTT

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/GALT2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D91435-P80672 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GALECTIN THERAPEUTICS INC.

The Board of Directors recommends a vote "FOR" the listed nominees.

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. ELECTION OF DIRECTORS

01) Gilbert F. Amelio, Ph.D.
02) James C. Czirr
03) Kary Eldred
04) Kevin D. Freeman
05) Joel Lewis
06) Gilbert S. Omenn, M.D.
07) Marc Rubin, M.D.
08) Elissa J. Schwartz, Ph.D.
09) Harold H. Shlevin, Ph.D.
10) Richard E. Uihlein
11) Richard A. Zordani

The Board of Directors recommends you vote FOR the following proposals:

Note: Please sign exactly as name(s) appear(s) hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

The Proxy Statement and Annual Report to Stockholders are available at: http://www.galectintherapeutics.com

To Vote Your Proxy

Mark, sign and date your Proxy Card on the reverse side, and return it in the postage-paid envelope provided.

D91436-P80672

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

GALECTIN THERAPEUTICS INC.

The undersigned appoints Jack W. Callicutt and Joel Lewis and each of them, as proxies, each with the power of substitution, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of voting stock of Galectin Therapeutics Inc. held of record by the undersigned at the close of business on October 10, 2022 at the 2022 Annual Meeting of Stockholders to be held virtually via the internet at www.virtualshareholdermeeting.com/GALT2022 on December 1, 2022 at 11:00 a.m. Eastern Standard Time or at any adjournment thereof.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED FOR THE PROPOSALS, EACH PROPOSAL WILL BE VOTED "FOR" THE PROPOSAL.

(Continued and to be marked, dated and signed, on the other side)